UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 1-A

Tier 1 offering

Offering Statement UNDER THE SECURITIES ACT OF 1933 CURRENT REPORT

LifeQuest World Corp.

(Exact name of registrant as specified in its charter)

Date: March __, 2024

Minnesota	4950	88-0407679
(State or Other Jurisdiction of Incorporation)	(Primary Standard Classification Code)	(IRS Employer Identification No.)

100 Challenger Road, 8th Floor

Ridgefield Park, NJ 07660

Phone: 646-201-5242

(Address, including zip code, and telephone number,
including area code, of registrant’s principal executive offices)

CT Corporation System Inc.

100 S 5th Str #1075

Minneapolis, MN 55402

Phone: 562-986-8043

(Name, address, including zip code, and telephone number,
including area code, of agent for service)

THIS OFFERING STATEMENT SHALL ONLY BE QUALIFIED UPON ORDER OF THE COMMISSION, UNLESS A SUBSEQUENT AMENDMENT IS FILED INDICATING THE INTENTION TO BECOME QUALIFIED BY OPERATION OF THE TERMS OF REGULATION A.

PART I - NOTIFICATION

Part I should be read in conjunction with the attached XML Document for Items 1-6

PART I - END

Please send copies of all correspondence to:

The Doney Law Firm

4955 S. Durango Rd. Ste. 165

Las Vegas, NV 89113

(702) 982-5686

1

PRELIMINARY OFFERING CIRCULAR DATED MARCH ____, 2024

An offering statement pursuant to Regulation A relating to these securities has been filed with the U.S. Securities and Exchange Commission, which we refer to as the Commission.  Information contained in this Preliminary Offering Circular is subject to completion or amendment.  These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the Commission is qualified. This Preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a Final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the Final Offering Circular or the offering statement in which such Final Offering Circular was filed may be obtained.

LifeQuest World Corp.

13,000,000 SHARES OF COMMON STOCK

$0.001 PAR VALUE PER SHARE

In this public offering of 13,000,000 shares of our common stock, we are offering 10,000,000 shares of our common stock and the selling shareholders are offering 3,000,000 shares of our common stock underlying warrants.  We will not receive any of the proceeds from the sale of shares by the selling shareholders unless the warrants are exercised. This offering is being conducted on a “best efforts” basis, which means that there is no guarantee that any minimum amount will be sold.

Our Common Stock trades in the OTCMarket Pink Open Market under the symbol LQWC. There is currently no active trading market for our securities. There is no assurance that a regular trading market will develop, or if developed, that it will be sustained. Therefore, shareholders may be unable to resell their securities in our company.

All of the shares being registered for sale by us will be sold at a fixed price, which will be within a range of $0.05 to $0.10 per share, established at qualification for the duration of the offering. There is no minimum amount we are required to raise from the shares being offered by the Company. There is no minimum amount we are required to raise from the shares being offered by the Company. There are no arrangements to place the funds received in an escrow, trust, or similar arrangement and the funds will be available to us following deposit into the Company’s bank account. There is no guarantee that we will sell any of the securities being offered in this offering. Additionally, there is no guarantee that this offering will successfully raise enough funds to institute our company’s business plan.

Resale shares may be sold to or through underwriters or dealers, directly to purchasers or through agents designated from time to time by the selling shareholders. For additional information regarding the methods of sale, you should refer to the section entitled “Plan of Distribution” in this offering. There is no minimum number of shares required to be purchased by each investor.

This primary offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the Offering Statement or (ii) 365 days from the qualified date of this offering circular, unless extended by our directors for an additional 90 days. We may, however, at any time and for any reason terminate the offering.

SHARES OFFERED BY COMPANY	PRICE TO PUBLIC(1)	SELLING AGENT COMMISSIONS		PROCEEDS TO THE COMPANY(2)
Per Share	$0.10	$	Not applicable	$0.10
Minimum Purchase	None		Not applicable	Not applicable
Total (10,000,000 shares)	$1,000,000	$	Not applicable	$1,000,000

(1)	Price range of offering being estimated pursuant to Rule 253(b). Estimate includes a maximum offering price of $0.10 and a maximum number of shares offered in this offering of 10,000,000 shares for an estimated maximum aggregate offering of $1,000,000.
(2)	Does not include expenses of the offering, estimated to be $65,000 including legal, accounting and other costs of registration.

SHARES OFFERED SELLING SHAREHOLDERS	PRICE TO PUBLIC(1)	SELLING AGENT COMMISSIONS	PROCEEDS TO THE SELLING SHAREHOLDERS
Per Share	$0.10	Not applicable	$0.10
Minimum Purchase	None	Not applicable	Not applicable
Total (3,000,000 shares)	$300,000	Not applicable	$300,000

(1)	Price range of offering being estimated pursuant to Rule 253(b). Estimate includes a maximum offering price of $0.10 and a maximum number of shares offered in this offering of 3,000,000 shares for an estimated maximum aggregate offering of $300,000.

We expect to commence the offer and sale of the shares of common stock being offered pursuant to this offering circular within two calendar days of the qualification date, but only after filing a supplement to include the offering price per share within the range presented.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE OFFERING CIRCULAR. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

GENERALLY, NO SALE MAY BE MADE TO YOU IN THIS OFFERING IF THE AGGREGATE PURCHASE PRICE YOU PAY IS MORE THAN 10% OF THE GREATER OF YOUR ANNUAL INCOME OR NET WORTH. DIFFERENT RULES APPLY TO ACCREDITED INVESTORS AND NON-NATURAL PERSONS. BEFORE MAKING ANY REPRESENTATION THAT YOUR INVESTMENT DOES NOT EXCEED APPLICABLE THRESHOLDS, WE ENCOURAGE YOU TO REVIEW RULE 251(D)(2)(I)(C) OF REGULATION A. FOR GENERAL INFORMATION ON INVESTING, WE ENCOURAGE YOU TO REFER TO WWW.INVESTOR.GOV.

THESE SECURITIES ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD THE COMPLETE LOSS OF YOUR INVESTMENT. PLEASE REFER TO ‘RISK FACTORS’ BEGINNING ON PAGE 14.

The date of this offering circular is March ____, 2024

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The following table of contents has been designed to help you find important information contained in this offering circular. We encourage you to read the entire offering circular.

PART II – OFFERING CIRCULAR

You should rely only on the information contained in this offering circular or contained in any free writing offering circular filed with the Securities and Exchange Commission. We have not authorized anyone to provide you with additional information or information different from that contained in this offering circular filed with the Securities and Exchange Commission. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are offering to sell, and seeking offers to buy, our common stock only in jurisdictions where offers and sales are permitted. The information contained in this offering circular is accurate only as of the date of this offering circular, regardless of the time of delivery of this offering circular or any sale of shares of our common stock. Our business, financial condition, results of operations and prospects may have changed since that date.

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PART - II

offering circular SUMMARY

This summary highlights information contained elsewhere in this Offering Circular and does not contain all of the information that you should consider in making your investment decision. Before investing in our common stock, you should carefully read this entire Offering Circular, including our consolidated financial statements and the related notes and the information set forth under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in each case included elsewhere in this Offering Circular. Unless otherwise stated, all references to “us,” “our,” “we,” the “Company” and similar designations refer to LifeQuest World Corp and its wholly owned subsidiary, BioPipe Global Corp.

This offering circular, and any supplement to this offering circular include “forward-looking statements.” To the extent that the information presented in this offering circular discusses financial projections, information or expectations about our business plans, results of operations, products or markets, or otherwise makes statements about future events, such statements are forward-looking. Such forward-looking statements can be identified by the use of words such as “intends”, “anticipates”, “believes”, “estimates”, “projects”, “forecasts”, “expects”, “plans” and “proposes”. Although we believe that the expectations reflected in these forward-looking statements are based on reasonable assumptions, there are a number of risks and uncertainties that could cause actual results to differ materially from such forward-looking statements. These include, among others, the cautionary statements in the “Risk Factors” section and the “Management’s Discussion and Analysis of Financial Position and Results of Operations” section in this offering circular.

This summary only highlights selected information contained in greater detail elsewhere in this offering circular. This summary may not contain all of the information that you should consider before investing in our common stock. You should carefully read the entire offering circular, including “Risk Factors” beginning on Page 14, and the financial statements, before making an investment decision.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Sale of these shares will commence within two calendar days of the qualification date and it will be a continuous offering pursuant to Rule 251(d)(3)(i)(F).

The Company

LifeQuest World Corp., through its our wholly owned subsidiary, BioPipe Global Corp., is a wastewater treatment company that treats domestic sewage (wastewater from toilets, kitchens, showers, laundry, etc.) into clean water ready for secondary purposes like flushing of toilets or irrigation, without producing sludge.

On April 17, 2019, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with BioPipe Acquisition, Inc., a New Jersey corporation (“Merger Sub”) and BioPipe Global Corp., a privately held New Jersey corporation (“BioPipe Global”). In connection with the closing of this merger transaction, Merger Sub merged with and into BioPipe Global (the “Merger”) on April 30, 2019, with the filing of Articles of Merger with the New Jersey Secretary of State.

In addition, pursuant to the terms and conditions of the Merger Agreement:

•	All of the outstanding shares of BioPipe Global was exchanged for the right to receive an aggregate of 75,000,000 share of the Company’s common stock, par value $0.001 per share, which was issued to certain shareholders in connection with an Intellectual Property Purchase Agreement set forth below;

•	BioPipe Global provided customary representations and warranties and closing conditions, including approval of the Merger by a majority of its voting shareholders; and

•	Bradford Brock, our prior officer and director, was required to cancel 55,000,000 shares of his Common Stock in the Company but permitted to retain 1,000,000 shares in the Company.

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From the date of the Merger Agreement, we have been engaged in eco-friendly decentralized wastewater treatment. The Company’s mission is to become a singular platform for highly efficient, scalable, low footprint onsite treatment technologies for treatment sewage wastewater and industrial wastewater. Our flagship product is Biopipe STP, (sewage wastewater treatment), which is a highly scalable and biological sewage wastewater system that treats domestic sewage into clean water ready for secondary purposes.

On May 7, 2019, under an Intellectual Property Purchase Agreement, BioPipe Global acquired all the assets of BioPipe Global AG, a Swiss company, and its wholly-owned Turkish subsidiary, BioPipe Cevre Teknolojileri A.S. We acquired all trade receivables, income, royalties, damages, rights to sue, rights to enforce and any and all payments unpaid and due now or hereafter due or payable with respect to the patented BioPipe System.

In the last five years, the BioPipe STP system has been installed in Bangladesh, India, Ethiopia, the Philippines, South Africa, Turkey, UAE, Qatar, Saudi Arabia, Oman, and Maldives. These BioPipe systems are running successfully at hospitals, resorts, hotels, commercial and government buildings, labor camps, ports and individual homes.

On September 26, 2019, the Company entered into a 50-50 joint venture and technology transfer agreement with South Africa based, Abrimix Pty Ltd. The purpose of the agreement was to introduce our Biopipe STP into southern Africa and eventually introduce Abrimix in the countries we operate in. Abrimix is a patented, low footprint, scalable industrial wastewater treatment technology with the ability to treat a wide variety of industrial wastewater. Due to disruptions related to Covid-19 and a lack of funding, the parties to the joint venture dissolved the venture and, on May 30, 2022  , a technology license agreement was put in place which includes royalty payment of 7.5% of Net Revenue.

Traditional centralized wastewater treatment systems are expensive to install and operate, energy-intensive and are dependent on chemicals. The world is seeking sustainable solutions through decentralized wastewater treatment which “get back to nature” while using 21st century technologies and management. Reuse of Biopipe treated water may include irrigation of gardens and agricultural fields or replenishing surface water and groundwater. Reused water may also be directed toward fulfilling certain needs in residences (e.g. toilet flushing), businesses and industry, and where necessary, treated to reach potable standards.

The circular water economy as a business model provides sustainable production and consumption of treated water and recovery of resources. Recycled water can meet some of this need, benefited by the nutrient content inherent in wastewater. Only mid-range treatment levels would be required, as irrigation can be accomplished while minimizing the potential for human contact with the recycled water. Reusing wastewater as part of sustainable water management allows water to remain as an alternative water source for human activities. This can reduce scarcity and alleviate pressures on groundwater and other natural water bodies.

Circular Economy of Water

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Lifequest is seeking to build a platform of disruptive decentralized wastewater treatment systems (DEWATS) that are highly efficient, scalable, cost effective with small footprint. Our flagship biological treatment system, Biopipe STP, can be adapted to treat all types of wastewaters, but our current focus is on domestic wastewater. Our Abrimix process through our technology partnership is a versatile primary treatment for all types of industrial wastewater with a small footprint and is superior to the nearest Dissolve Air Floatation technology. The treated water from our Biopipe system can be reused for irrigation, exterior washing, irrigation and re-flushing of toilets. Both solutions offer a pathway to zero liquid discharge solutions.

Reclaiming water from waste for reuse applications (instead of using freshwater supplies) can be a water-saving measure. When treated waste water is eventually discharged back into natural water sources, it still has significant benefits to the ecosystem, such as improving streamflow, nourishing plant life and recharging aquifers, as part of the natural water cycle. With the number of water-stressed countries rising, treatment and reuse of wastewater is becoming increasingly necessary.

BioPipe is a revolutionary sewage wastewater treatment system. Biopipe is a highly scalable, eco-friendly and extremely cost-effective wastewater treatment with a broad installed base. It is the planet’s first biological wastewater treatment system where the process takes place entirely inside the pipe and:

☐	100% biological system with NO chemicals used
☐	There is absolutely no sludge produced and no odor
☐	Lower energy consumption versus competing systems
☐	Very low operation and maintenance cost
☐	Virtually silent
☐	Modular design
☐	Low footprint
☐	Meets or exceeds discharge standards globally

Biopipe currently has around 44 plants installed around the globe, and we expect significant number of projects in India and Ethiopia and limited numbers in South Africa and the Philippines. Some of these plants were installed prior to the merger agreement. We have now set up joint ventures, licensing and distribution in five countries.

Abrimix is an industrial effluent treatment technology. It is an innovative technology that applies “shear” to increase the kinetics and completeness of reactions within aqueous solutions. The Abrimix Technology can be applied to various influents where certain reactions are desired to achieve the dissolution, oxidation, and/or precipitation of certain elements, the phase separation of ultra-fine suspended solids and the breaking of emulsions within a liquid. Abrimix (Pty) Ltd. has several plants running in South Africa and Biopipe’s subsidiary in India has done two plants in India to date under the joint venture.

The key component to the Abrimix Technology is the powerful static in-line mixer or “Reaction Enhancing Unit.” This patented unit improves the speed and thoroughness of liquid and gaseous chemical interactions within aqueous solutions. The unit, most commonly referred to as a High Shear Reactor (HSR), utilizes a specifically designed and researched hydrodynamic flow path that is derived from proven and sound fluid engineering mechanics.

Glanris Media is a green hybrid media made from rice hull and is extremely effective in removing heavy metals, color/turbidity, chlorine and chloramine, suspended solids and colloids, gas and oil, solvents and low molecular weight organics, as well as odors. The media can be regenerated with a weak acid. Glanris media is produced by Glanris Corp and the Company is a distributor in India.

Our Strategy

Our initial focus is on countries that have high water stress and a large gap between production of sewage and industrial wastewater versus installed capacity or simply lag adequate wastewater treatment infrastructure.

Our core strategy is to introduce Biopipe and Abrimix through joint ventures, license agreements partners or distribution partners with strategic and well-established partners in the top 10 countries with sewage problems. The JV partner, license partner or distribution partner handles sales marketing, installation, operations, and maintenance. This includes India, Bangladesh, the Philippines, Ethiopia, and South Africa.

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Our Market

Packaged Treatment

Our decentralized wastewater treatment falls into the category of packaged wastewater technology. According to Ken Research estimates, the Global Water and Wastewater Treatment Equipment Market is valued around ~US$ 50 billion by 2022 and it is further expected to reach a market size of ~US$ 75 billion opportunity by 2028. The key drivers are (a) rising population and rapid urbanization. According to The World Bank Group, the urban population has seen a rise from 55% of the world population in 2018 to 57% of the world population in 2021, as many people from rural area shift to the urban region for better employment opportunities.

Biological Treatment

According to a report published by Research Dive, the global biological wastewater treatment market is anticipated to reach $15 billion and rising at a CAGR of 5.2% through 2031. Our Biopipe biological treatment technology, currently being applied to domestic sewage wastewater, can be applied to many other types of wastewaters. Abrimix wastewater treatment technology has the ability to treat a wide variety of industrial wastewaters.

Countries We Operate In:

India

Biopipe Global has a 99% owned subsidiary in Biopipe India Private Ltd. for our operations in India.

India possesses 4% of the world’s water resources and is home to 17.7% of the world’s population and ranks 13th for overall water stress. India is also recognized as one of the world’s “very highly water-stressed countries” on the Aqueduct’s Water Risk Atlas, ranking 13th. (World Resources Institute, 2019).

Water stress has developed in most places due to the imbalance between local supplies and demand from people, agriculture, and industry—in 26 of India’s 32 major cities, 10%–60% of total water demand remains unmet. Two facts exacerbate the water scarcity: (i) most of India’s water sources are highly polluted; and (ii) very little wastewater is actually treated and reused, making water the other single-use resource wreaking havoc on the climate with its pollution.

It has also made it mandatory by certain state pollution control boards for apartments and commercial complexes to install STPs. India generates 72,368 million liters (MLD) of sewage every day, only 28% is treated and reused. A new report by the Council on Energy, Environment and Water (CEEW), states that 80% of wastewater generated by urban India has the potential to be treated and reused for non-potable purposes like irrigation, which can relieve the immense pressure on water bodies, lower pollution levels and provide water security in the face of climate crisis-induced weather events that can render water bodies unreliable. The Indian water and wastewater treatment market is on a dynamic trajectory, projected to rise from USD 1.31 billion in 2020 to an impressive USD 2.08 billion by 2025, showcasing a compelling CAGR of 9.7%.

Bangladesh

We currently have nine Biopipe STPs running in Bangladesh and we are in the process of introducing our Abrimix industrial wastewater solution under our license agreement.

Bangladesh is an important market for our solutions. According to Bangladesh Institute of Planners, capital Dhaka along dumps 1.16 million m3 of sewage per day into the local rivers. According to www.water.org, out of its population of 165 million people, 68 million people (41% of the population) lack access to a reliable, safely managed source of water, and 100 million people (61%) lack access to safely managed household sanitation facilities. https://bdnews24.com/environment/2019/05/25/dhaka-pumps-1.1-million-cubic-metres-of-sewage-into-rivers-daily-study-says

According to official records of the Bangladesh Inland Water Transport Authority (BIWTA), around 350,000 kilograms (350 metric tons) of toxic waste is dumped into rivers every day from about 7,000 industries and other residential areas in greater Dhaka and adjacent areas. Bangladesh annually discharges 1.03 billion tons of textile wastewater without treatment. The government has implemented a Zero Liquid Discharge (ZLD) policy to address industrial wastewater discharge. Under this policy, industries are required to treat and recycle their wastewater to ensure zero discharge into water bodies.

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South Africa

We currently have one Biopipe sewage treatment plant in South Africa under the 50-50 joint venture. Abrimix Pty Ltd. has eleven of its own industrial wastewater treatment plants in South Africa. The Company teamed with Abrimix to introduce Biopipe in South Africa and Abrimix’s technology in the countries we currently operate in. The agreement is for 50-50 distribution of profits.

South Africa is another water stressed country with massive sewage problem. More than half of the sewage treatment installed capacity is not working and close to 50,000 liters of sewage is being dumped every second - https://mg.co.za/article/2017-07-21-south-africas-shit-has-hit-the-fan . The local governments are asking developers to have their own decentralized sewage wastewater systems before any development is approved. This creates what we believe is a highly scalable Build Own & Operate (BOO) or leasing opportunity whereby we will provide the system and charge the customers for the amount of water reused. BOO or Leasing is expected to produce a long term stable cashflow.

South Africa is heavily dependent on centralized wastewater treatment plants and most are not functioning well or not meeting the standards. A total of 334 (39%) of municipal wastewater systems were identified to be in a critical state in 2021, compared to 248 (29%) in 2013. A total of 102 (89%) out of the 115 DPW systems were identified in critical state, compared to 84% in 2013.

South Africa represents a huge opportunity for decentralized wastewater systems or packaged treatment plants like Biopipe. There was only one packaged treatment plant installed by the government sector. However, due to budget constraints, as well as Covid, we have not been able to penetrate the market in South Africa as we had planned. Also, we have experienced operated plant issues with Morgan Beef and we have to upgrade the plant to produce better quality effluent. For South Africa, we expect business activity to pick up in the second half of fiscal year 2024.

Source: Green Drop 2022

Capex Advantage

Biopipe has considerable advantages over other packaged or decentralized wastewater treatment technologies when it comes to operating cost. It currently costs circa $2,550,000 per 1000m3 for a centralized system which involves $1,481,000 per 1000m3 capex on reticulated sewerage, circa $162,000 per 1000m3 for main sewer lines and $891,890 per 1000m3 on conventional treatment plant. Biopipe offers considerably lower capex.

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Opex Advantage

The average cost to treat 1 m3 of wastewater is circa $1/m3 and median cost is $0.48/m3, with the latter giving a more representative estimate of treatment cost. Biopipe does not use energy hogging blowers for aeration, dosing of chemicals and minimal maintenance.

Source: Green Drop 2022

Ethiopia

On October 1, 2019, we entered into an Exclusive Distribution Agreement with Tesurcon Trading PLC  . Under the agreement, we have been working in Ethiopia for the past 3 years to develop the market for our Biopipe system. The exercise started with a shipment of a demo plant in 2021 to the Ministry of Water & Irrigation. Due to political uncertainty and longer government approval process, we were able to finally install and commission the demo plant at the Ministry of Water & Irrigation facility in 2023. Since then, we have concluded one commercial sale and currently have a robust pipeline of projects.

Ethiopia is considered water-stressed because the rapid population growth over the last decade has put a strain on its abundant water sources. Despite estimations showing that 13.5 to 28 billion cubic meters of renewable annual groundwater is available per year, only 2.6 billion cubic meters is usable. According to the UNICEF/WHO Joint Monitoring Program, only half of the population in Ethiopia has access to basic water services, while less than 10 percent of the population can access basic sanitation services. Access to basic WASH services is substantially lower among rural populations than urban. As of 2020, only 40 percent of Ethiopia’s rural population could access basic water, compared with 84 percent in urban areas. Rural and urban access to at least basic sanitation reflects a similarly large gap with only five percent of the rural population having access compared to 21 percent of the urban. Since 78 percent (93.6 million people) of Ethiopia’s total population resides in rural areas, overcoming these access gaps is key to Ethiopia’s national development. On the other hand, rapid urban population growth is estimated to be nearly five percent per year. This puts pressure on the need to maintain and expand water and sanitation infrastructure in Ethiopia’s cities and small towns.

Sanitation and water deficit remains a problem. According to a 2021 Joint Monitoring Program, only 7 percent of the households in Ethiopia have an individual toilet where fecal waste ends up safely disposed of and treated in situ or offsite.

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The Philippines

We have a joint venture with Bpipe Corporation on a 40-60 basis.

The Philippines has the two factors that cause us to operate there (a) water deficit and (b) sanitation deficit. According to UNICEF, around 50.3 million Filipinos (around 10 million families) do not have access to safely managed sanitation services and of these some 24 million use limited/unimproved toilets or none at all. The main sources of water pollution include:

•	untreated domestic (also called ‘municipal’) wastewater discharges (33%);
•	industrial sources (27%);
•	agriculture and livestock (29%);
•	and non-point sources such as agricultural farms (11%).

The pollution of Philippine waters comes for a significant part from untreated domestic and industrial wastewater. Only about five percent of households are connected to sewerage networks and treatment facilities. In Metro Manila alone, approximately 2,000 cubic meters of solvent wastes, 22,000 tons of heavy metals, infectious wastes, biological sludge, lubricants, and intractable wastes, as well as 25 million cubic meters of acid/alkaline liquid wastes are improperly disposed of annually.

Our principal place of business is located at 100 Challenger Road, 8th Floor Ridgefield Park, NJ 07660. General information about us can be found at http://biopipe.co/. The information contained on or connected to our website is not incorporated by reference into this Offering Circular on Form 1-A and should not be considered part of this or any other report filed with the SEC.

Risks Affecting Us

Our business will be subject to numerous risks and uncertainties, including those described in “Risk Factors” immediately following this offering circular summary and elsewhere in this offering circular. These risks represent challenges to the successful implementation of our strategy and to the growth and future profitability of our business. These risks include, but are not limited to, the following:

•	Company has failed to generate profits;
•	Disruption due to Covid-19 disrupted our business development and resulted is loss of sales pipeline;
•	Significant competition;
•	The business risks of international operations, particularly in emerging markets;
•	Geopolitical situation in countries we operate in;
•	Risk of not getting paid by customers;
•	Inability to finance fulfilment of orders;
•	failure of manufacturers to deliver products or provide services in a cost effective and timely manner;
•	Risk of exposure of our intellectual property and confidential information;
•	Risk associated with water treatment industry;
•	Failure of Build Own Operate plants;
•	Risk of repatriation of profits from overseas operations; and
•	we are not a 12g reporting company.

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The Offering

Securities being offered by the Company	10,000,000 shares of common stock, at a fixed price of $____ offered by us on a “best efforts” basis, which means that there is no guarantee that any minimum amount will be sold, through our officers and directors.

Securities being offered by the Selling Stockholders	3,000,000 shares of common stock underlying warrants, at a fixed price of $____ offered by selling stockholder in a resale offering. This fixed price applies at all times for the duration of the offering.

Offering price per share	We and the selling shareholder will sell the shares at a fixed price per share of $___ for the duration of this Offering.

Number of shares of common stock outstanding before the offering of common stock	120,984,150 common shares are currently issued and outstanding.

Number of shares of common stock outstanding after the offering of common stock	130,984,150 common shares will be issued and outstanding if we sell all of the shares we are offering herein.

The minimum number of shares to be sold in this offering	None

Use of Proceeds	We intend to use the gross proceeds to us for working capital and for other corporate purposes.

Termination of the Offering	The offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the Offering Statement or (ii) 365 days from the qualified date of this offering circular, unless extended by our Board of Directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

Subscriptions	All subscriptions once accepted by us are irrevocable.

Registration Costs	We estimate our total offering registration costs and selling expenses to be approximately $65,000.

Risk Factors	See “Risk Factors” and the other information in this offering circular for a discussion of the factors you should consider before deciding to invest in shares of our common stock.

You should rely only upon the information contained in this offering circular. We have not authorized anyone to provide you with information different from that which is contained in this offering circular. We are offering to sell common stock and seeking offers to common stock only in jurisdictions where offers and sales are permitted.

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MANAGEMENT’S DISCUSSION AND ANALYSIS

You should read the following discussion and analysis of our financial condition and results of our operations together with our financial statements and related notes appearing at the end of this Offering Circular. This discussion contains forward-looking statements reflecting our current expectations that involve risks and uncertainties. Actual results and the timing of events may differ materially from those contained in these forward-looking statements due to a number of factors, including those discussed in the section entitled "Risk Factors" and elsewhere in this Offering Circular.

Results of Operations for the Years Ended May 31, 2022 and 2023

Revenues

Our total revenue reported for the year ended May 31, 2023, was $149,806, compared with $349,297 for the year ended May 31, 2022.

Our revenues fiscal year ended 2023 revenue declined largely due to delays in a major government tender that was pushed out into fiscal year 2024, lack of sales activity in Bangladesh due to shortage of hard currency and delays in getting our demo plant commissioned on time. We could not generate any revenue from our South African operated plant due to issues with Morgan Beef and need for upgrading the plant to produce better quality effluent. The key issues involved generation of wastewater at twice the capacity of the designed plant, high variability in incoming wastewater, management turnover at Morgan Beef and suspension of its export license due to outbreak of foot and mouth disease. Additionally, the client would like the water to be treated to point where the treated water can be used for washing the inside of the abattoir. Unless we experience continued setbacks, such as those described above, we expect business activity to pick up in the second half of fiscal year 2024 after the plant upgrade is completed. We have selected an engineering procurement and construction (EPC) company to provide the secondary and tertiary treatments to meet the client’s quality and volume needs. Our Biopipe sewage treatment technology was selected as the technology of choice in a municipal tender involving twenty-one plants. We are in the middle of final negotiations of the terms with the general contractor who has won the tender. All plants have to delivered within the next twelve months. Additionally, we have entered into an agreement with a channel partner in India which has already secured one contract and upon successful commissioning of the 200 m3/day plant, expect additional orders of two 400 m3/day plants. We are also seeing strong activity in Ethiopia where Biopipe has been approved by the government. We shipped our first commercial plant after successfully demonstrating the efficiency of Biopipe system at Ministry of Water and Irrigation.

Cost of Revenues

Our total cost of revenues for the year ended May 31, 2023, was to $111,936 compared with $258,336 for the year ended May 31, 2022. Our gross margins were relatively stable year over year.

 Operating Expenses

Operating expenses declined to $307,324 for the year ended May 31, 2023, from $378,564 for the year ended May 31, 2022. The decrease in operating expenses is largely the result of a decline in professional fees and wages.

We expect our operating expenses will increase in future quarters with the expenses for professional fees in connection with this offering, as well as increased operational activity.

Other Expenses/Other Income

We had other expenses of $41,959 for the year ended May 31, 2023, as compared with other expenses of $24,641 for the year ended 2022. We booked an expense on the Bangladesh joint venture, which was dissolved and our relationship with restructured into a licensing agreement. We also booked an expense based on fluctuations in foreign currency rates. Each foreign entity maintains the books in the foreign currency and then translates them to USD for the financial statements, which results in fluctuations throughout the year.

Net Loss

We finished the year ended May 31, 2023, with a loss of $379,714, as compared to a net loss of $217,338 during the year ended May 31, 2022.

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Results of Operations for the Six Months Ended November 30, 2023 and 2022

Revenues

Our total revenue reported for the six months ended November 30, 2023, was $42,251, compared with $45,591 for the six months ended November 30, 2022. The decrease in revenues is the result of delays in delivery and commissioning of two new plants. Additionally, a tender in which our Biopipe STP was selected as the system of choice was delayed and was opened in April of 2023.

Cost of Revenues

Our total cost of revenues for the six months ended November 30, 2023, was to $23,464 compared with $6,441 for the six months ended November 30, 2022. The increase in cost of revenues is the result of purchases of high sheer reactors from Abrimix Pty Ltd.

 Operating Expenses

Operating expenses declined to $100,730 for the six months ended November 30, 2023, from $150,374 for the six months ended November 30, 2022. The decrease in operating expenses is the result of decline in SG&A.

We expect our operating expenses will increase in future quarters with the expenses for professional fees in connection with this offering, as well as increased operational activity.

Other Expenses/Other Income

We had other income of $79 for the six months ended November 30, 2023, as compared with other expenses of $88,570 for the six months ended November 30, 2022. The other expenses in 2022 were the result of loss of $92,227 from dissolution of the joint venture in Bangladesh.

Net Loss

We finished the six months ended November 30, 2023, with a loss of $89,725, as compared to a net loss of $261,393 during the six months ended November 30, 2022.

Liquidity and Capital Resources

As of November 30, 2023, we had total current assets of $345,591 and current liabilities of $101,349, resulting in working capital of $244,242 as of November 20, 2023, as compared with working capital of $228,480 at May 31, 2023.

Our operating activities used $259,141 in cash for the year ended May 31, 2023, as compared with cash used of $242,929 from operating activities in the year ended May 31, 2022. Our negative operating cash flow for 2023 was mainly the result of changes in accounts receivable, net operating loss and net loss allocated to noncontrolling interest.

Our operating activities used $52,865 in cash for the six months ended November 30, 2023, as compared with cash used of $143,009 from operating activities in the six months ended November 30, 2022. Our negative operating cash flow for 2023 was mainly the result of our net loss for the period, offset by adjustments to operating activities.

Our investing activities provided $38,679 for the year ended May 31, 2023, as compared with net cash used of $397,847 for the year ended May 31, 2022. Our positive investing cash flow in 2023 is the result of changes to the basis of purchased fixed assets from foreign currency.

Our investing activities used $750 for the six months ended November 30, 2023, as compared with net cash provided of $38,849 for the six months ended November 30, 2022. Our negative investing cash flow in 2023 is the result of changes in the fixed asset basis from foreign currency.

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Financing activities provided $11,500 in cash for the six months ended November 30, 2023, compared with $12,942 in cash provided in the six months ended November 30, 2022. Our positive financing cash flow was mainly the result of sale of common sure pursuant to Reg D.

Based upon our current financial condition, we have sufficient capital to operate our business for the next twelve months at the current levels, but we lack funds for our expansion efforts. We are seeking financing to upgrade our operating plant at Morgan Beef Pty Ltd. in South Africa, to finance government tenders and work orders received from Eagle Infrastructure Ltd. where we must supply 21 Biopipe sewage wastewater treatment plants in India and to ramp up the marketing of our products. We intend to fund these expansion efforts through this offering, or through increased sales and debt and/or equity financing arrangements, which may be insufficient to fund expenditures or other cash requirements. There can be no assurance that we will be successful in raising additional funding. If we are not able to secure additional funding, the implementation of our business plan will be impaired. There can be no assurance that such additional financing will be available to us on acceptable terms or at all.

Inflation

Although our operations are influenced by general economic conditions, we do not believe that inflation had a material effect on our results of operations during the years ended May 31, 2023 and 2022 or for the six months ended November 30, 2023.

Critical Accounting Polices

In December 2001, the SEC requested that all registrants list their most “critical accounting polices” in the Management Discussion and Analysis. The SEC indicated that a “critical accounting policy” is one which is both important to the portrayal of a company’s financial condition and results, and requires management’s most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain. Our critical accounting policies are disclosed in Note 2 of our unaudited consolidated financial statements included in this Offering Circular with the Securities and Exchange Commission.

Off Balance Sheet Arrangements

As of November 30, 2023, there were no off-balance sheet arrangements.

Recent Accounting Pronouncements

The recent accounting pronouncements that are material to our financial statements are disclosed in Note 2 of our consolidated unaudited yearend financial statements included in this Offering Circular filed with the Securities and Exchange Commission and in Note 2 of our unaudited consolidated financial statements included herein.

RISK FACTORS

Please consider the following risk factors and other information in this offering circular relating to our business before deciding to invest in our common stock.

This offering and any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this offering circular before deciding whether to purchase our common stock. If any of the following risks actually occur, our business, financial condition and results of operations could be harmed. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment.

We consider the following to be the material risks for an investor regarding this offering. Our company should be viewed as a high-risk investment and speculative in nature. An investment in our common stock may result in a complete loss of the invested amount.

An investment in our common stock is highly speculative, and should only be made by persons who can afford to lose their entire investment in us. You should carefully consider the following risk factors and other information in this report before deciding to become a holder of our common stock. If any of the following risks actually occur, our business and financial results could be negatively affected to a significant extent.

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Risk Factors Related to Our Financial Condition

We have limited cash on hand and there is substantial doubt as to our ability to continue as a going concern.

As at November 30, 2023, we had cash on hand of $303,531 and we had working capital of $244,242. While this is enough to operate at present levels for the next 12 months, our current capital resources will limit our ability to make capital investments in Build Own & Operate or Leased projects. We also expect to continue to incur significant operating and capital expenditures for the next twelve months as we ramp our marketing and funding of purchase orders, government tenders, upgrading of Morgan Beef Build Own & Operate plant, and other initiatives. We also expect to experience negative cash flow in the foreseeable future as we fund our operating losses and capital expenditures. As a result, we will need to generate significant revenues in order to achieve and thereafter maintain profitability. As of November 30, 2023, we have an accumulated deficit of $1,401,511and we may not be able to generate sufficient revenues or achieve profitability in the future. Our failure to generate significant revenues, achieve or maintain profitability could negatively impact the value of our Common Stock.

Risk Factors Related to Our Business

We have a limited operating history upon which investors can evaluate our future prospects.

Our operating subsidiary, BioPipe Global Corp., was incorporated in the State of New Jersey on April 23, 2019. Therefore, we have limited operating history upon which an evaluation of our business plan or performance and prospects can be made. The business and prospects of the Company must be considered in the light of the potential problems, delays, uncertainties and complications encountered in connection with a newly established business. To successfully introduce and market our products and services at a profit, we must establish brand name recognition and competitive advantages for our products. There are no assurances that the Company can successfully address these challenges. If it is unsuccessful, the Company and its business, financial condition and operating results could be materially and adversely affected.

Given the limited operating history, management has little basis on which to forecast future demand for our products and services from our existing customer base, much less new customers. We are depended on our in-country joint venture, license and distribution partners. It is difficult to accurately forecast future revenues because the business of the Company is new and its market has not been developed. If the forecasts for the Company prove incorrect, the business, operating results and financial condition of the Company will be materially and adversely affected. Moreover, the Company may be unable to adjust its spending in a timely manner to compensate for any unanticipated reduction in revenue. As a result, any significant reduction in revenues would immediately and adversely affect the business, financial condition and operating results of the Company.

We are dependent on our in-country Joint Venture partners, Licensors and Distributors

Our success depends on the ability of our joint venture, license and distribution partners to effectively market, install and support our wastewater treatment systems. Acquisitions, strategic investments, partnerships, or alliances could be difficult to identify, pose integration challenges, divert the attention of management, disrupt our business, dilute stockholder value, and adversely affect our business, financial condition, and results of operations.

We have in the past and may in the future seek to obtain joint venture, license, and distribution partners that we believe could complement or expand product offerings, enhance our technology, or otherwise offer growth opportunities.

Any such transaction may divert the attention of management and cause us to incur various expenses in identifying, investigating, and pursuing suitable opportunities, whether or not the transactions are completed, and may result in unforeseen operating difficulties and expenditures. Any such transactions that we are able to complete may not result in synergies or other benefits we expect to achieve, which could result in substantial impairment charges. These transactions could also result in dilutive issuances of equity securities or the incurrence of debt, which could adversely affect our results of operations.

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We may not be able to compete successfully with current and future competitors.

We have many potential competitors in the wastewater equipment and services industry. We will compete, in our current and proposed businesses, with other companies, most of which have far greater marketing and financial resources and experience than we do. We cannot guarantee that we will be able to penetrate our intended market and be able to compete profitably, if at all.

If we do not continually upgrade our technology, it may become obsolete and we may not be able to compete with other companies.

We cannot assure you that we will be able to keep pace with advances in technology for wastewater treatment or that our services will not become obsolete. We cannot assure you that competitors will not develop related or similar wastewater treatment systems.

Defects in our products or failures in quality control could impair our ability to sell our products or could result in product liability claims, litigation and other significant events involving substantial costs.

Detection of any significant defects in our products or failure in our quality control procedures may result in, among other things, delay in time-to-market, loss of sales and market acceptance of our products, diversion of development resources, and injury to our reputation. The costs we may incur in correcting any product defects may be substantial. Additionally, errors, defects or other performance problems could result in financial or other damages to our customers, which could result in litigation. Product liability litigation, even if we prevail, would be time consuming and costly to defend, and if we do not prevail, could result in the imposition of a damages award. Our offshore operating entities carry general liability insurance. The company uses off-the-shelf components which our covered by manufacturer warranties.

There can be no assurances of protection for proprietary rights or reliance on trade secrets.

The ownership and protection of the Company’s trademarks, patents, trade secrets and intellectual property rights are significant aspects of its future success. Unauthorized parties may attempt to replicate or otherwise obtain and use the Company’s products and technology. Policing the unauthorized use of current or future trademarks, patents, trade secrets or intellectual property rights could be difficult, expensive, time-consuming and unpredictable, as may be enforcing these rights against unauthorized use by others. Identifying unauthorized use of intellectual property rights is difficult as the Company may be unable to effectively monitor and evaluate the intellectual property used by its competitors, including parties such as unlicensed dispensaries, and the processes used to produce such products. In addition, in any infringement proceeding, some or all of the trademarks, patents or other intellectual property rights or other proprietary know-how, or arrangements or agreements seeking to protect the same may be found invalid, unenforceable, anti-competitive or not infringed. An adverse result in any litigation or defense proceedings could put one or more of the trademarks, patents or other intellectual property rights at risk of being invalidated or interpreted narrowly and could put existing intellectual property applications at risk of not being issued. Any or all of these events could materially and adversely affect the Company’s business, financial condition and results of operations.

In addition, other parties may claim that the Company’s products infringe on their proprietary and perhaps patent protected rights. Such claims, whether or not meritorious, may result in the expenditure of significant financial and managerial resources, legal fees, result in injunctions, temporary restraining orders and/or require the payment of damages.

We may not be able to manage our growth effectively.

We must continually implement and improve our products and/or services, operations, operating procedures and quality controls on a timely basis, as well as expand, train, motivate and manage our work force in order to accommodate anticipated growth and compete effectively in our market segment. Successful implementation of our strategy also requires that we establish and manage a competent, dedicated work force and employ additional key employees in corporate management, product development, client service and sales. We can give no assurance that our personnel, systems, procedures and controls will be adequate to support our existing and future operations. If we fail to implement and improve these operations, there could be a material, adverse effect on our business, operating results and financial condition.

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Risks associated with operating abroad may negatively affect our ability to implement our business plan.

The Company’s expansion into jurisdictions outside of the United States is subject to risks. In addition, in jurisdictions outside of the United States, there can be no assurance that any market for the Company’s products or services will develop or be maintained. The Company may face new or unexpected risks or significantly increase its exposure to one or more existing risks, including economic instability, changes in laws and regulations, and the effects of competition. These factors may limit the Company’s ability to successfully expand its operations into such jurisdictions and may have a material adverse effect on the Company’s business, financial condition and results of operations.

There might be unanticipated obstacles to the execution of our business plan.

The Company’s business plans may change significantly. The Company’s Build Own & Operate (BOO), municipal projects requiring bank guarantees and purchase order financing are capital intensive. Management believes that the Company’s chosen activities and strategies are achievable in light of current water stress and wastewater problem around the world.

Failure to comply with local laws and regulations.

We may incur substantial costs on an ongoing basis to comply with all laws and regulations.  New or stricter laws and/or regulations could increase our costs and make us less competitive.

Wastewater operations entail significant risks and may impose significant costs.

Wastewater treatment systems fail or do not operate properly, or if there is a spill, untreated or partially treated wastewater could discharge onto property or into nearby streams and rivers, causing various damages and injuries, including environmental damage.  Liabilities resulting from such damages and injuries could harm our business, financial condition, and results of operations.

Significant or prolonged disruptions in the supply of important goods or services from third parties could harm our business, financial condition, and results of operations.

We are dependent on procuring all our components from third parties and any deterioration in quality or disruption or prolonged delays in obtaining important supplies such as water pipe, valves, pumps, control panels, or other materials, could harm our ability to deliver and commission plants on time.

Risks Related to Insiders and Control Persons

Insiders will continue to have substantial control over us and our policies after this offering and will be able to influence corporate matters.

Enes Kutluca, our COO and director, owns 20,802,342 shares of our common stock representing 20.93% of our outstanding shares. Mr. Kutluca also has an option to purchase 10% of our outstanding common stock. The option is exercisable at market price and subject to vesting. Max Khan, our CEO and director, has the same option as Mr. Kutluca. These options commence, as stated in their respective employment agreements, upon the company adopting a stock option plan, which has not yet occurred and the board of directors has stated that it does not expect to adopt a plan until second half of 2024. Fifty percent (50%) of the options shall vest on the date a stock option plan is adopted and the remaining fifty percent (50%) of the options shall vest and become exercisable on the first anniversary of the date a stock option plan is adopted by the company.

Once the stock option plan is adopted, these shareholders will have the right to acquire approximately 20% of our outstanding common stock. Even after the offering, these officers and shareholders, whose interests may differ from other stockholders, have the ability to exercise significant control over us. They are able to exercise significant influence over all matters requiring approval by our stockholders, including the election of directors, the approval of significant corporate transactions, and any change of control of our company. They could prevent transactions, which would be in the best interests of the other shareholders. Their interests may not necessarily be in the best interests of the shareholders in general.

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We may engage in transactions that present conflicts of interest.

The Company’s officers and directors may enter into agreements with the Company from time to time which may not be equivalent to similar transactions entered into with an independent third party. A conflict of interest arises whenever a person has an interest on both sides of a transaction. While we believe that it will take prudent steps to ensure that all transactions between the Company and any officer or director are fair, reasonable, and no more than the amount it would otherwise pay to a third party in an “arms’-length” transaction, there can be no assurance that any transaction will meet these requirements in every instance.

We have agreed to indemnify our officers and directors against lawsuits to the fullest extent of the law.

The Company is a Minnesota corporation. Minnesota law permits the indemnification of officers and directors against expenses incurred in successfully defending against a claim. Minnesota law also authorizes corporations to indemnify their officers and directors against expenses and liabilities incurred because of their being or having been an officer or director. Our organizational documents provide for this indemnification to the fullest extent permitted by law.

We currently do not maintain any insurance coverage. In the event that we are found liable for damage or other losses, we would incur substantial and protracted losses in paying any such claims or judgments. Although we intend to acquire such coverage immediately upon resources becoming available, there is no guarantee that we can secure such coverage or that any insurance coverage would protect us from any damages or loss claims filed against us.

We depend significantly on the services of the members of our management team, and the departure of any of those persons could cause our operating results to suffer.

Our success depends significantly on the continued individual and collective contributions of our management team.  The loss of the services of any member of our management team or the inability to hire and retain experienced management personnel could harm our business, financial condition, and results of operations.

Members of our Board and our executive officers may have other business interests and obligations to other entities.

Neither our directors nor our executive officers will be required to manage our company as their sole and exclusive function and they may have other business interests and may engage in other activities in addition to those relating to our company, provided that such activities do not compete with the business of our company. We are dependent on our directors and executive officers to successfully operate our company, and in particular Max Khan and Mehmet Enes Kutluca. Their other business interests and activities could divert time and attention from operating our business.

Risks Related to the Offering and the Market for our Stock

Because there is no minimum offering amount, funds raised may not be sufficient to complete the plans of the Company as set forth in “Use of Proceeds” in this Offering Circular.

There is no minimum offering amount. If we do not raise the maximum proceeds, funds raised may not be sufficient to complete all plans of the Company as set forth in “Use of Proceeds” in this Offering Circular, which could inhibit our ability to commence to generate revenue.

We have the right to issue shares of preferred stock. If we were to issue preferred stock, it is likely to have rights, preferences and privileges that may adversely affect the common stock.

We are authorized to issue 50,000,000 shares of “blank check” preferred stock, with such rights, preferences and privileges as may be determined from time-to-time by our board of directors. Our board of directors is empowered, without stockholder approval, to issue preferred stock in one or more series, and to fix for any series the dividend rights, dissolution or liquidation preferences, redemption prices, conversion rights, voting rights, and other rights, preferences and privileges for the preferred stock.

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The issuance of shares of preferred stock, depending on the rights, preferences and privileges attributable to the preferred stock, could reduce the voting rights and powers of the common stock and the portion of our assets allocated for distribution to common stockholders in a liquidation event, and could also result in dilution in the book value per share of the common stock we are offering. The preferred stock could also be utilized, under certain circumstances, as a method for raising additional capital or discouraging, delaying or preventing a change in control of the Company, to the detriment of the investors in the common stock offered hereby.

New investors in our common stock will experience immediate and substantial dilution after this Offering.

If you purchase shares of common stock in this Offering, you will experience immediate dilution, because the price that you pay will be substantially greater than the adjusted pro forma net tangible book value per share that you acquire. This dilution is due in large part to our negative book value.

If a market for our common stock does not develop, shareholders may be unable to sell their shares.

Our common stock is quoted under the symbol “LQWC” on the OTCPink operated by OTC Markets Group, Inc., an electronic inter-dealer quotation medium for equity securities. We do not currently have an active trading market. There can be no assurance that an active and liquid trading market will develop or, if developed, that it will be sustained.

Our securities are very thinly traded. Accordingly, it may be difficult to sell shares of our common stock without significantly depressing the value of the stock. Unless we are successful in developing continued investor interest in our stock, sales of our stock could continue to result in major fluctuations in the price of the stock.

The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control.

Our stock price is subject to a number of factors, including:

•	Technological innovations or new products and services by us or our competitors;

•	Government regulation of our products and services;

•	The establishment of partnerships with other environmental companies;

•	Intellectual property disputes;

•	Additions or departures of key personnel;

•	Issuances of our common stock;

•	Our ability to execute our business plan;

•	Operating results below or exceeding expectations;

•	Financial condition of our joint venture partners;

•	Whether we achieve profits or not;

•	Loss or addition of any strategic relationship;

•	Industry developments;

•	Economic and other external factors; and

•	Period-to-period fluctuations in our financial results.

Our stock price may fluctuate widely as a result of any of the above. In addition, the securities markets have from time-to-time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

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Because we are subject to the “Penny Stock” rules, the level of trading activity in our stock may be reduced.

The Securities and Exchange Commission has adopted regulations which generally define "penny stock" to be any listed, trading equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules which may increase the difficulty Purchasers may experience in attempting to liquidate such securities.

We do not expect to pay dividends in the foreseeable future. Any return on investment may be limited to the value of our common stock.

We do not anticipate paying cash dividends on our common stock in the foreseeable future. The payment of dividends on our common stock will depend on earnings, financial condition and other business and economic factors affecting it at such time as the board of directors may consider relevant. If we do not pay dividends, our common stock may be less valuable because a return on your investment will occur only if our stock price appreciates.

We will have broad discretion in applying the net proceeds of this Offering and we may not use those proceeds in ways that will enhance our business operations.

We have significant flexibility in applying the net proceeds we will receive in this Offering. We will use the proceeds that we receive from the sale of shares in this Offering for legal fees, accounting expenses, research and development, capital investments and working capital. As part of your investment decision, you will not be able to assess or direct how we apply these net proceeds. If we do not apply these funds effectively, we may lose significant business opportunities.

The securities laws may restrict transferability of the securities sold in the Offering.

The shares in this Offering have not been registered under the Securities Act or registered or qualified under any state or foreign securities laws. Such securities are being issued based upon the Company’s reliance upon an exemption from registration under the Securities Act for an offer and sale of securities that does not involve a public offering. Unless such securities are so registered, they may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act and applicable state or foreign securities laws.

You must make an independent investment analysis in connection with this Offering.

No independent legal, accounting or business advisors have been appointed to represent the interests of prospective Investors in connection with this Offering. Neither the Company nor any of its officers, directors, employees or agents makes any representation or expresses any opinion with respect to the merits of an investment in the shares offered hereby. Each prospective Investor is therefore encouraged to engage independent accountants, appraisers, attorneys and other advisors to (i) conduct due diligence review as the prospective investor may deem necessary and advisable, and (ii) provide advice with respect to the merits of an investment in the shares offered hereby and applicable risk factors as a prospective investor may deem necessary and advisable to rely upon. We will fully cooperate with any prospective Investor who desires to conduct an independent analysis, so long as it determines, in our sole discretion, that cooperation is not unduly burdensome. Each prospective Investor acknowledges that he, she or it has been informed and understands.

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Because we lack certain internal controls over financial reporting in that we do not have an audit committee and our Board of Directors has no technical knowledge of U.S. GAAP and internal control of financial reporting and relies upon the Company's financial personnel to advise the Board on such matters, we are subject to increased risk related to financial statement disclosures.

We lack certain internal controls over financial reporting in that we do not yet have an audit committee and our Board of Directors has little technical knowledge of U.S. GAAP and internal control of financial reporting and relies upon the Company's financial personnel and accounting firm to advise the Board on such matters. Accordingly, we are subject to increased risk related to financial statement disclosures.

FORWARD LOOKING STATEMENTS

This offering circular contains forward-looking statements that involve risk and uncertainties. We use words such as “anticipate”, “believe”, “plan”, “expect”, “future”, “intend”, and similar expressions to identify such forward-looking statements. Investors should be aware that all forward-looking statements contained within this filing are good faith estimates of management as of the date of this filing. Our actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including the risks faced by us as described in the “Risk Factors” section and elsewhere in this offering circular.

DESCRIPTION OF BUSINESS

Overview

LifeQuest World Corp., through its our wholly owned subsidiary, BioPipe Global Corp., is a wastewater treatment company with world’s only sludge free onsite wastewater system.

On April 17, 2019, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with BioPipe Acquisition, Inc., a New Jersey corporation (“Merger Sub”) and BioPipe Global Corp., a privately held New Jersey corporation (“BioPipe Global”). In connection with the closing of this merger transaction, Merger Sub merged with and into BioPipe Global (the “Merger”) on April 30, 2019, with the filing of Articles of Merger with the New Jersey Secretary of State.

As a result of the Merger Agreement, we are now engaged in eco-friendly decentralized wastewater treatment. The Company’s mission is to become a singular platform for highly efficient, scalable, low footprint onsite treatment technologies for treatment sewage wastewater and industrial wastewater. Our flagship product is Biopipe STP, (sewage wastewater treatment), which is a highly scalable and biological sewage wastewater system that treats domestic sewage into clean water ready for secondary purposes.

On May 7, 2019, under an Intellectual Property Purchase Agreement, BioPipe Global acquired all the assets of BioPipe Global AG, a Swiss company, and its wholly-owned Turkish subsidiary, BioPipe Cevre Teknolojileri A.S. We acquired all trade receivables, income, royalties, damages, rights to sue, rights to enforce and any and all payments unpaid and due now or hereafter due or payable with respect to the patented BioPipe System.

In the last five years, the BioPipe STP system has been installed in Bangladesh, India, Ethiopia, the Philippines, South Africa, Turkey, UAE, Qatar, Saudi Arabia, Oman, and Maldives. These BioPipe systems are running successfully at hospitals, resorts, hotels, commercial and government buildings, labor camps, ports and individual homes.

On September 26, 2019, the Company entered into a 50-50 joint venture and technology transfer agreement with South Africa based, Abrimix Pty Ltd. The purpose of the agreement was to introduce our Biopipe STP into southern Africa and eventually introduce Abrimix in the countries we operate in. Abrimix is a patented, low footprint, scalable industrial wastewater treatment technology with the ability to treat a wide variety of industrial wastewater. Due to disruptions related to Covid-19 and a lack of funding, the parties to the joint venture dissolved the venture and, on June 1, 2022, a technology license agreement was put in place. Under the licensing agreement, the prior joint venture partner, Biotech Innovations Ltd. is required to pay 7.5% of net revenues.

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Traditional centralized wastewater treatment systems are expensive, energy-intensive and chemical-dependent. The world is seeking sustainable solutions through decentralized wastewater treatment which “get back to nature” while using 21st century technologies and management. Reuse may include irrigation of gardens and agricultural fields or replenishing surface water and groundwater. Reused water may also be directed toward fulfilling certain needs in residences (e.g. toilet flushing), businesses and industry, and where necessary, treated to reach drinking water standards.

The reuse of wastewater has long been established as critically important for irrigation, especially in arid countries. According to the World Bank, there will be a 40 percent global shortfall between supply and demand of water by 2030. And by 2025, approximately 1.8 billion people will be living in regions with “absolute water scarcity.” The World Bank also estimates that 70 percent of water use today is for agriculture. A projected global population of 9 billion by 2050 is expected to require a 60 percent increase in agricultural production and a 15 percent increase in water withdrawals. Recycled water can meet some of this need, benefited by the nutrient content inherent in wastewater. And only mid-range treatment levels would be required, as irrigation can be accomplished while minimizing the potential for human contact with the recycled water. Reusing wastewater as part of sustainable water management allows water to remain as an alternative water source for human activities. This can reduce scarcity and alleviate pressures on groundwater and other natural water bodies. At the nexus between unusable wastewater and clean water, lies BioPipe:

We are a company seeking, and finding, opportunities to supply wastewater treatment systems in countries that have water and sanitation deficits and low sewerage connections. This is the process of converting wastewater into water that can be repurposed for other uses. Reclaiming water from waste for reuse applications (instead of using freshwater supplies) can be a water-saving measure. When treated wastewater is eventually discharged back into natural water sources, it still has significant benefits to ecosystems; improving streamflow, nourishing plant life and replenishing aquifers, as part of the natural water cycle.

 BioPipe is a revolutionary onsite wastewater treatment system which is a highly scalable, eco-friendly and extremely cost-effective wastewater treatment with a broad installed base. It is the planet’s first biological wastewater treatment system where the process takes place entirely inside the pipe and:

•	has an extremely small footprint which allows it to be installed in places of high population density and commercial buildings;

•	virtually silent;

•	odor free;

•	zero sludge;

•	chemical free;

•	very low energy consumption; and

•	discharge meets strict European Union standards.

Industry Drivers

According to Water Resource Institute water shortages affect 2.7 billion people now and 2.4 billion people lack proper wastewater treatment. An additional 2.1 billion people need upgraded treatment. Population is expected to grow from 7.4 billion in 2016 to 9.1 billion in 2050 which will require 60% increase in global food production by 2050. Manufacturing water demand will grow 400% by 2050 and global water consumption is expected to double by 2050. This will result in 40% water deficit by 2030 and by 2025, two-thirds of the world will face water shortages. Governments and private sectors are rapidly moving towards treatment and re-use.

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Sustainable Development Goals (SDG). Due to climate change, there is an ever-increasing focus on sustainability and the circular economy. As a result, green capital investment is expected to reach $6 trillion with nearly $400 billion expected to be spent on water.

$2.8 trillion of Green Capex is needed per year in the 2020s to support Net Zero, Infrastructure and Clean Water

Incremental Infrastructure, $0.8
Legacy Net Zero Capex, $1.2
$6 tn
Legacy Infrastructure Capex, $1.7
Legacy Clean Water Capex, $0.2
Incremental Net Zero, $1.8
Incremental Clean Water, $0.2

Source: World Bank, OECD, McKinsey, Goldman Sachs

Regulations:

Governments throughout the world are increasingly tightening environmental regulations. Other than renewable energy, treatment and reuse of water is becoming critical due to water deficits, tightening discharge standards and mortality caused by water pollution.

Corporates and investors also see regulations as potentially helping to drive water demand efficiency optimization solutions.

The United Nations estimates that some 1.8 billion people hailing from countries around the globe drink water that is contaminated with fecal matter. Drinking poop-infused water can result in serious illnesses like dysentery, typhoid, and polio rearing their ugly heads. Globally, nearly 1.2 trillion gallons of untreated wastewater back into bodies of water, ranging from the vast ocean to tiny streams that go on to form rivers. It is now estimated that circa 47 percent of people around the globe will struggle to find sufficient stores of drinking water by 2050.

According to the study conducted by Acumen Research and Consulting (ARC), (2019), the market size of the global industrial wastewater treatment is poised to increase up to the US $16.5 billion by 2026 with an average growth rate of 4.5% CAGR. A report published by UN Water, UNESCO in 2017, highlighted that approximately 70% of the wastewater both municipal and industrial is treated in high-income countries as compared to upper-middle-income countries (38%) and lower-middle-income countries (28%), whereas, the lower-income countries are limited to only 8%. Considering the existing patterns, it is anticipated that approximately 80% of the global wastewater is discharged without any treatment.

Approximately 3,575,000 people die from water related diseases each year and nearly 5.2 billion people do not have access to sewage system.

High capex: Although rapid progress is being made in treatment of industrial wastewater, high capital investment requirement, inefficient treatment options, and lack of infrastructure remain a high hurdle. The concepts, such as the circular economy (CE), partitions-release-recover (PRR), and transforming wastewater into bio factory are anticipated to be more convenient options to tackle the industrial wastewater problem.

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Rising water consumption:

According to the United Nations, global freshwater demand predicted to exceed supply by 40% by 2030 with agriculture accounting for 70% of the total consumption. The problem has been exacerbated by rising salinity throughout the world due to rising see levels and catastrophic storms.

GLOBAL WATER DISTRIBUTION

Freshwater, an essential element for sustaining life, remains an increasingly scarce commodity on a global scale. In an effort to shed light on this pressing issue, the following infographic delves into the availability of water worldwide.

1,386m km³
Total volume of all of the world's water supply (2019)

80%
of our ocean floors are unmapped and unexplored (2023)

71%
of Earth's surface is water (2023)

TOTAL GLOBAL WATER (2022)

3% Fresh water

97% Salt water

69%
of fresh water
30%
of fresh water

1% of fresh water

Glaciers + polar ice caps (2023)

Ground water (2023)

Available as drinking water (2023)

2.1b
people lacked access to safe drinking water (2017)

70%
of the world's freshwater is used for agriculture (2023)

1/5th of the world's population lives in water-scarce areas (2023)

On average, each person receives less than 1,000 cubic meters of water a year (2023)

Source www.weforum.org

Our Solutions

SEWAGE WASTEWATER TREATEMENT

Biopipe Global AG (Switzerland), established in 2014 and acquired by Lifequest World Corp in 2019 via its wholly owned operating subsidiary, Biopipe Global Corp., is the 1st patented and world’s only sludge free onsite wastewater treatment system. Biopipe is 100% sludge free, odor free, silent, easy to assemble and install, scalable, low cost, ecological and virtually maintenance free (if 1000 gallons of sewage wastewater (grey water and black water) goes in, 1000 gallons of clean water is discharged). The treated water is clean enough to exceed EU Standards for discharge and reuse. The entire treatment takes place within a series of pipes and the only output is non-potable clean water that can be used for irrigation, flushing or cleaning.

Biopipe currently has around 44 plants installed around the globe, and we expect significant number of projects in India and Ethiopia and limited numbers in South Africa and the Philippines. Some of these plants were installed prior to the merger agreement. We have now set up joint ventures, licensing and distribution in five countries at government and commercial buildings, hotels, resorts, labor camps and residences.

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Example 1: 73m3/day system running at a government building in Sharjah- UAE

Example 2: 100m3/day system running a government residential building in Dhaka, Bangladesh

The system has a very small footprint and can treat a single residential home (replaces expensive septic tank), large commercial properties like hotels, offices, labor camps, and community housing. It does not use any chemicals, low cost, easy to design and install and the only output is clean water that meets European Union standards and can be discharged into the ground. Throughout Middle East the treated water is used for irrigation and can certainly be used for re-flushing and cleaning.

The Abrimix ETP

Abrimix is a versatile technology for treating a wide variety of industrial wastewater. The Abrimix Wastewater Treatment Plant is a proven and patented technology that effectively separates suspended solids and organic/inorganic contaminants from the wastewaters of processing plants. The Abrimix Plant is also able to effectively separate and break emulsions within liquids allowing for the separation of suspended solids.

The Abrimix Treatment Plant utilizes a proprietary technology mixer, the Abrimix HSR, and a gravity assisted separation column, the Abrimix SSF column, to achieve desired treated water results with high efficiency.

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The Abrimix HSR imparts a high-speed mixing regime within an elevated pressure environment, allowing reagents to be quickly and efficiently dispersed into the wastewater. As the water travels from the Abrimix HSR to the Abrimix SSF column, the utilization of custom sized micro bubbles added to the elevated pressure environment allows for the distinct separation of suspended solids and water, pushing moisture-reduced suspended solids to the top of the Abrimix SSF column and treated water to the bottom. Treated water can be further polished, depending on end-use, by the addition of a tertiary filter. This gravity assisted system reduces electricity consumption and eliminates the need for sludge dewatering equipment. However, to be on safer side we have considered the dewatering unit in this process.

The rapid rate of reaction and separation achieved with the use of the Abrimix treatment plant through which the wastewater passes accounts for the benefits obtained with improved results and reduced reagent consumptions.

The Main Benefits of the Abrimix Treatment Plant are:

•	Can handle variable water contamination qualities
•	Can handle variable suspended solids loading
•	Can handle variable flow rates
•	Reduced treatment time due to high efficiency
•	Reduced Reagent consumption
•	Reduced OPEX costs
•	Reusable Water Discharge
•	Small Plant Footprint

We have sold two plants in India- a 5m3/hour gooseberry processing plant and a 350m3/day for a pharmaceutical API manufacturer. Both plants were done on a capex basis and operations and maintenance is done by our subsidiary in India. The pharma plant is expected to be commissioned in first quarter of 2024.

VP Foods Gooseberry Wastewater Treatment Plant

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Decentralized (Onsite) Wastewater Treatment Market

A centralized system requires a far-reaching network of pumps and pipelines to transport the collected wastewater to a central installation for treatment prior to discharge and/or reuse. Wastewater treatment systems that have small foot print, mobile, plug and play solutions like Biopipe and Abrimix are highly desirable. They require very little onsite infrastructure and low capex. These systems can be remotely monitored and operated substantially lower cost than centralized systems. Additionally, localized treatment and reuse reduces water and energy demand. Biopipe uses very low power to operate because it does not use blowers in its system.

Competition

The packaged wastewater treatment market is highly competitive. We compete against the following established technologies:

MBBRs biologically treat wastewater by circulating moving media in aerobic, activated-sludge environments. The moving media is typically a floating plastic substrate colonized by a community of bacteria. These bacteria form a biofilm on the plastic surface. Increased levels of biofilm enhance the biological treatment process by introducing a more robust microbial community. In addition to the biofilm attached to the plastic carriers, biomass in the system also exists in the form of suspended flocks. At smaller scales*in India, MBBR tanks were found to be constructed of reinforced concrete or mild steel. Some suppliers also offer fiber reinforced polymer (FRP) tanks.

SBR (Sequence Batch Reactor)

SBRs are based on the activated-sludge treatment process. SBRs use a batch approach in which secondary sewage treatment occurs in a single tank. In the first stage of SBR treatment, influent is added to the batch-reactor tank and aerated. Following aeration, the wastewater is allowed to settle. Finally, the treated wastewater is removed from the top of the tank using a decanter valve, pump, or airlift tube. At smaller scale SBR tanks can be constructed with reinforced concrete or mild steel.

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MBR (Membrane Bioreactor)

Membrane bioreactors (MBRs) combine two treatments processes: the activated-sludge process and membrane filtration. Wastewater is first aerated in a bioreactor tank, where microorganisms are present in the form of suspended flocks. Then, a microporous membrane is used for solid/liquid separation. This configuration eliminates the need for secondary clarifiers. For smaller plants steel tanks are used, which reduces the civil costs (or costs associated with constructing reinforced concrete structures—e.g., tanks, foundations). Note that MBRs can also be added to existing MBBRs as retrofits.

DAF (Dissolved Air Floatation) INDUSTRIAL ETP

Dissolved Air Flotation (DAF) clarifier systems are advanced separators for the treatment of industrial wastewater. DAF systems separate suspended solids, oils, and fats together with all the pollutants associated with them. This technology applies dissolved air in the form of microbubbles that drag the buoyant solids to the surface of the equipment where skimmers eliminate them. After this process, a clear effluent is discharged from the DAF system.

Environmental, Health and Safety Regulation

Different countries have different discharge standards for treated wastewater. We meet or exceed the discharge standards in countries we are now operating or intend to operate in. We are not subject to EPA regulations.

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USE OF PROCEEDS

We estimate that, at a per share price of $0.10, the net proceeds from the sale of the 10,000,000 shares in this offering will be approximately $1,000,000 less estimated offering expenses of approximately $65,000.

We intend to use the proceeds for working capital and to invest to upgrade and recommission our Morgan Beef in Build Own Operate & Transfer (BOOT) plant in South Africa, short term financing for municipal plants in India, purchase orders from Ethiopia, purchase orders from government tenders and marketing efforts. Accordingly, we expect to use the proceeds of the Maximum Offering as follows:

Maximum Offering

	Amount	Percentage
Corporate	Each	Each
Offering Expense	$65,000	6.50%
Municipal Plants	$400,000	40.00%
Build Own Operate Transfer Upgrade	$180,000	18.00%
Finance Purchase Orders	$250,000	25.00%
Working Capital	$105,000	10.50%
TOTAL	$1,000,000	100%

75% Offering

	Amount	Percentage
Corporate	Each	Each
Offering Expense	$65,000	8.67%
Municipal Plants	$300,000	40.00%
Build Own Operate Transfer Upgrade	$180,000	24.00%
Finance Purchase Orders	$125,000	16.67%
Working Capital	$80,000	10.67%
TOTAL	$750,000	100%

50% Offering

	Amount	Percentage
Corporate	Each	Each
Offering Expense	$65,000	13.00%
Municipal Plants	$200,000	40.00%
Build Own Operate Transfer Upgrade	$180,000	36.00%
Finance Purchase Orders	$55,000	11.00%
TOTAL	$500,000	100%

25% Offering

	Amount	Percentage
Corporate	Each	Each
Offering Expense	$65,000	26.00%
Municipal Plants	$—	0.00%
Build Own Operate Transfer Upgrade	$185,000	74.00%
Finance Purchase Orders	$—	0.00%
TOTAL	$250,000	100%

The expected use of net proceeds from this offering represents our intentions based upon our current plans and business conditions, which could change in the future as our plans and business conditions evolve. The amounts and timing of our actual expenditures may vary significantly depending on numerous factors, including negotiations with the other parties in the merge and acquisitions process of the target companies, the amount of cash available from other sources and any unforeseen cash needs. As a result, our management will retain broad discretion over the allocation of the net proceeds from this offering.

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DILUTION

If you invest in our shares, your interest will be diluted to the extent of the difference between the public offering price per share of our common stock and the as adjusted net tangible book value per share of our capital stock after this Offering. Our net tangible book value as of November 30, 2023 was $0.00462 per share of outstanding common stock. Without giving effect to any changes in the net tangible book value after November 30, 2023 other than the sale of 13,000,000 shares in this offering at the initial public offering price of $0.10 per share less direct costs of the offering, our pro forma net tangible book value as of November 30, 2023 would have been $1,441,295 or $0.012 per share of outstanding capital stock. Dilution in net tangible book value per share represents the difference between the amount per share paid by the purchasers of our shares in this offering and the net tangible book value per share of our capital stock immediately afterwards. This represents an immediate increase of $0.0073 per share of capital stock to existing shareholders and an immediate dilution of $0.088 per share of common stock to the new investors, or approximately 100% of the assumed initial public offering price of $0.10 per share. The following table illustrates this per share dilution:

Net Proceeds (net of commission & offering cost)		$210,000	$435,000	$660,000	$885,000
Offering - Primary Shares	10,000,000	2,500,000	5,000,000	7,500,000	10,000,000
Offering - Secondary Shares	3,000,000	—	—	—	—
Offering Cost	$15,000
Commission	10%	25%	50%	75%	100%
Initial price to public		$0.10	$0.10	$0.10	$0.10

Net tangible book value per share as of November 31, 2023		$0.00462	$0.00462	$0.00462	$0.00462

Increase in net tangible book value per share attributable to new investors		$0.0017	$0.0036	$0.0055	$0.0073

As adjusted net tangible book value per share after the offering		$0.0064	$0.0082	$0.0101	$0.0120

Dilution in net tangible book value per share to new investors		$0.0936	$0.0918	$0.0899	$0.0880

The following table summarizes the differences between the existing shareholders and the new investors with respect to the number of shares of common stock purchased, the total consideration paid, and the average price per share paid, on a maximum offering basis:

Maximum Offering  :

	Shares Purchased		Total Consideration
	Number	Percent	Amount	Percent	Average Price Per Share

Existing Shareholders	120,484,150	90.261%	$1,876,218	65.23%	$0.0156

New Investors - Primary	10,000,000	7.492%	$1,000,000	34.77%	$0.1000

Selling Shareholders - Secondary*	3,000,000	2.247%	$—	—	$—

Total	133,484,150	100.00%	$2,876,218	100.0%

* Exercise of warrants

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SELLING SHAREHOLDERS

The shares being offered for resale by the selling stockholders consist of 3,000,000 shares of our common stock underlying warrants held by 2 (two) shareholders.

On July 6, 2022, a Business and Financial Consulting Agreement was signed between the Company and Ivest Consulting GmbH for consulting services which involves identifying build own operate and build own operate and transfer projects in various countries. In consideration of consulting services rendered the Company issued warrants to purchase 1,500,000 shares of common stock at a strike price of $0.05 per share with a 48-month expiration. The contract also has a provision that additional warrants for 10,500,000 shares of common stock with a strike price of $0.10 with a 48-month expiration are issued and held in escrow if certain debt/equity capital is raised. As of November 30, 2023, the conditions have not been met to release the warrants from escrow and no warrants have been exercised.

On October 1, 2023, a Business and Financial Consulting Agreement was signed between the Company and Berkshire Finance Holdings, Ltd. In consideration of the consulting services rendered the Company issued warrants for 1,500,000 shares of common stock at a strike price of $0.05 with a 24-month expiration. As of November 30, 2023, none of the warrants have been exercised.

The following table sets forth the name of the selling stockholder, the number of shares of common stock beneficially owned by each of the selling stockholder as of February 15, 2024 and the number of shares of common stock being offered by the selling stockholder. The shares being offered hereby are being registered to permit public secondary trading, and the selling stockholders may offer all or part of the shares for resale from time to time. However, the selling stockholder is under no obligation to sell all or any portion of such shares nor is the selling stockholder obligated to sell any shares immediately upon effectiveness of this offering circular. All information with respect to share ownership has been furnished by the selling stockholder

Name of selling stockholder	Shares of Common stock owned prior to offering	Shares of Common stock Underlying Warrants owned prior to offering	Shares of Common stock to be sold	Shares of Common stock owned after offering (if all shares are sold)	Percent of common stock owned after offering (if all shares are sold)

Berkshire Finance Holdings, LTD[1]	3,306,355	1,500,000	1,500,000	3,306,355	0.0275%
Ivest Consulting[2]	1,000,000	1,500,000	1,500,000	1,000,000	0.008%
Total	4,306,355	3,000,000	3,000,000	4,306,355	0.0358%

(1)	John Figliolini has voting and dispositive control over the shares held.

(2)	Robert Kaufmann has voting and dispositive control over the shares held.

PLAN OF DISTRIBUTION

This Offering Statement is part the Form 1-A that we filed with the SEC, using a continuous offering process. Periodically, as we have material developments, we will provide an Offering Statement supplement that may add, update or change information contained in this Offering Statement. Any statement that we make in this Offering Statement will be modified or superseded by any inconsistent statement made by us in a subsequent Offering Statement supplement.

Quotation

Our Common Stock is traded on the OTCMarkets.com Pink Sheet Open Market under the symbol “LQWC.”

Pricing of the Offering

Prior to the offering, there has been a limited public market for our common shares. The initial public offering price was determined by the Company. The principal factors considered in determining the initial public offering price include:

•	the information set forth in this Offering Statement and otherwise available;
•	our history and prospects and the history of and prospects for the industry in which we compete;
•	our past and present financial performance;
•	our prospects for future earnings and the present state of our development;
•	the general condition of the securities markets at the time of this offering;
•	the recent market prices of, and demand for, publicly traded common stock of generally comparable companies; and
•	other factors deemed relevant by us.

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Investment Limitations

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth (please see below on how to calculate your net worth). Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Because this is a Tier 1, Regulation A Offering, most investors must comply with the 10% limitation on investment in the Offering. The only investor in this offering exempt from this limitation is an “accredited investor” as defined under Rule 501 of Regulation D under the Securities Act (an “Accredited Investor”). If you meet one of the following tests you should qualify as an Accredited Investor:

•	You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

•	You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase Offered Shares (please see below on how to calculate your net worth);

•	You are an executive officer or general partner of the issuer or a manager or executive officer of the general partner of the issuer;

•	You are an organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, or the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the Offered Shares, with total assets in excess of $5,000,000;

•	You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940 (the “Investment Company Act”), or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;

•	You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

•	You are a trust with total assets in excess of $5,000,000, your purchase of Offered Shares is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Offered Shares; or

•	You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000.

Offering Period and Expiration Date

Our offering will terminate upon the earliest of (i) such time as all of the common stock has been sold pursuant to the Offering Statement or (ii) 365 days from the qualified date of this offering circular unless extended by our Board of Directors for an additional 90 days. We may however, at any time and for any reason terminate the offering.

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Procedures for Subscribing

Any potential investor will have ample time to review the subscription agreement, along with their counsel, prior to making any final investment decision. We shall only deliver such subscription agreement upon request after a potential investor has had ample opportunity to review this Offering Statement.

Right to Reject Subscriptions. After we receive your complete, executed subscription agreement and the funds required under the subscription agreement have been transferred to our bank account, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

Acceptance of Subscriptions. Upon our acceptance of a subscription agreement, we will countersign the subscription agreement and issue the shares subscribed at closing. Once you submit the subscription agreement and it is accepted, you may not revoke or change your subscription or request your subscription funds. All accepted subscription agreements are irrevocable.

Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). A non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

NOTE: For the purposes of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the Offered Shares.

In order to purchase offered Shares and prior to the acceptance of any funds from an investor, an investor will be required to represent, to the Company’s satisfaction, that he is either an accredited investor or is in compliance with the 10% of net worth or annual income limitation on investment in this offering.

No Escrow

The proceeds of this offering will not be placed into an escrow account. We will offer our shares of common stock on a best-efforts basis primarily through an online platform. As there is no minimum offering, upon the approval of any subscription to this Offering Statement, the Company shall immediately deposit said proceeds into the bank account of the Company and may dispose of the proceeds in accordance with the Use of Proceeds.

DESCRIPTION OF SECURITIES

The following is a summary of the rights of our capital stock as provided in our articles of incorporation and bylaws. For more detailed information, please see our articles of incorporation and bylaws, which have been filed as exhibits to the offering statement of which this Offering Circular is a part.

Our authorized capital stock consists of 500,000,000 shares of common stock, with a par value of $0.001 per share, and 50,000,000 shares of preferred stock, par value $0.001 per share. As of February 15, 2024, there were 120,484,150 shares of our common stock issued and outstanding. Our shares are currently held by 66 stockholders of record with others in street name. As of February 15, 2024, 50,000,000 authorized shares of preferred stock have been designated as Series B Preferred Stock. The Series B Preferred Stock has a stated value of $0.001 per share, super voting rights and every share of Series B Preferred Stock may convert into 240 shares of common stock. To date, the company has not issued any shares of Series B Preferred Stock.

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Common Stock

Our common stock is entitled to one vote per share on all matters submitted to a vote of the stockholders, including the election of directors. Except as otherwise required by law or provided in any resolution adopted by our board of directors with respect to any series of preferred stock, the holders of our common stock will possess all voting power. Generally, all matters to be voted on by stockholders must be approved by a majority (or, in the case of election of directors, by a plurality) of the votes entitled to be cast by all shares of our common stock that are present in person or represented by proxy, subject to any voting rights granted to holders of any preferred stock. Holders of our common stock representing fifty percent (50%) of our capital stock issued, outstanding and entitled to vote, represented in person or by proxy, are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our Articles of Incorporation. Our Articles of Incorporation do not provide for cumulative voting in the election of directors.

Subject to any preferential rights of any outstanding series of preferred stock created by our board of directors from time to time, the holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefore.

Subject to any preferential rights of any outstanding series of preferred stock created from time to time by our board of directors, upon liquidation, dissolution or winding up, the holders of shares of our common stock will be entitled to receive pro rata all assets available for distribution to such holders.

In the event of any merger or consolidation with or into another company in connection with which shares of our common stock are converted into or exchangeable for shares of stock, other securities or property (including cash), all holders of our common stock will be entitled to receive the same kind and number of shares of stock and other securities and property (including cash). Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Preferred Stock

Our board of directors is authorized by our articles of incorporation to divide the authorized shares of our preferred stock into one or more series, each of which must be so designated as to distinguish the shares of each series of preferred stock from the shares of all other series and classes. Our board of directors is authorized, within any limitations prescribed by law and our articles of incorporation, to fix and determine the designations, rights, qualifications, preferences, limitations and terms of the shares of any series of preferred stock including, but not limited to, the following:

1.	The number of shares constituting that series and the distinctive designation of that series, which may be by distinguishing number, letter or title;
2.	The dividend rate on the shares of that series, whether dividends will be cumulative, and if so, from which date(s), and the relative rights of priority, if any, of payment of dividends on shares of that series;
3.	Whether that series will have voting rights, in addition to the voting rights provided by law, and, if so, the terms of such voting rights;
4.	Whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors determines;
5.	Whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption, including the date or date upon or after which they are redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates;
6.	Whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;
7.	The rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights of priority, if any, of payment of shares of that series;
8.	Any other relative rights, preferences and limitations of that series.

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Provisions in Our Articles of Incorporation and By-Laws That Would Delay, Defer or Prevent a Change in Control

Our articles of incorporation authorize our board of directors to issue a class of preferred stock commonly known as a "blank check" preferred stock. Specifically, the preferred stock may be issued from time to time by the board of directors as shares of one or more classes or series. Our board of directors, subject to the provisions of our Articles of Incorporation and limitations imposed by law, is authorized to adopt resolutions; to issue the shares; to fix the number of shares; to change the number of shares constituting any series; and to provide for or change the following: the voting powers; designations; preferences; and relative, participating, optional or other special rights, qualifications, limitations or restrictions, including the following: dividend rights, including whether dividends are cumulative; dividend rates; terms of redemption, including sinking fund provisions; redemption prices; conversion rights and liquidation preferences of the shares constituting any class or series of the preferred stock.

In each such case, we will not need any further action or vote by our shareholders. One of the effects of undesignated preferred stock may be to enable the board of directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of preferred stock pursuant to the board of director's authority described above may adversely affect the rights of holders of common stock. For example, preferred stock issued by us may rank prior to the common stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of common stock. Accordingly, the issuance of shares of preferred stock may discourage bids for the common stock at a premium or may otherwise adversely affect the market price of the common stock.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Options

We have not issued and do not have outstanding any options to purchase shares of our common stock but we do anticipate establishing employee stock option plans in the second half of 2024.

Warrants

On July 6, 2022, a Business and Financial Consulting Agreement was signed between the Company and Ivest Consulting GmbH for consulting services which involves identifying build own operate and build own operate and transfer projects in various countries. In consideration of consulting services rendered the Company issued warrants to purchase 1,500,000 shares of common stock at a strike price of $0.05 per share with a 48-month expiration. The contract also has a provision that additional warrants for 10,500,000 shares of common stock with a strike price of $0.10 with a 48-month expiration are issued and held in escrow if certain debt/equity capital is raised. As of November 30, 2023, the conditions have not been met to release the warrants from escrow and no warrants have been exercised.

On August 19, 2022, a Business and Financial Consulting Agreement was signed between the Company and Tirante Finance AG for consulting services. In consideration of the consulting services rendered the Company issued warrants for 1,500,000 shares of common stock at a strike price of $0.05 with a 24-month expiration (which have been extended by 12 months). As of November 30, 2023, none of the warrants have been exercised.

On October 1, 2023, a Business and Financial Consulting Agreement was signed between the Company and Berkshire Finance Holdings, Ltd. In consideration of the consulting services rendered the Company issued warrants for 1,500,000 shares of common stock at a strike price of $0.05 with a 24-month expiration. As of November 30, 2023, none of the warrants have been exercised.

As of August 31, 2023, the Company had warrants outstanding to purchase 4,500,000 shares of the Company’s common stock.

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Market Information

Our common stock is quoted under the symbol “LQWC” on the OTC Pink operated by OTC Markets Group, Inc.

Our securities are thinly traded and there is no assurance that a regular trading market will develop, or if developed, that it will be sustained. Therefore, a shareholder may be unable to resell his or her securities in our company.

Penny Stock

The Securities Exchange Commission has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system.  The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the Commission, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;(b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation to such duties or other requirements of Securities' laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask  price;(d) contains a toll-free telephone number for inquiries on disciplinary actions;(e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and;(f) contains such other information and is in such form, including language, type, size and format, as the Commission shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with; (a) bid and offer quotations for the penny stock;(b) the compensation of the broker-dealer and its salesperson in the transaction;(c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity in the secondary market for our stock if it becomes subject to these penny stock rules. Therefore, because our common stock is subject to the penny stock rules, stockholders may have difficulty selling those securities.

Recent Sales of Unregistered Securities

During the three months ended May 31, 2023, the Company issued as compensation, 1,000,000 shares to Mehmet Enes Kutluca, the Company’s officer and director; 225,000 shares to Tanmay Pawale, Chief Operating Officer and CEO of Biopipe India and 50,000 shares to Prathamesh Jadhav, Project Manager, Biopipe

On September 8, 2023, the Company entered into an agreement with Beyond Media SEZC to provide investor relations services. Under this agreement, the Company issued 2,250,000 shares on September 28, 2023.

On November 14, 2023, the Company sold 200,000 shares of its common stock to Berkshire Finance Holdings, Ltd. at $0.02 cents per share for a total of $4,000.

On November 20, 2023, the Company sold 500,000 shares of its common stock to Berkshire Finance Holdings, Ltd. at $0.015 cents per share for a total of $7,500.

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On November 28, 2023 the Company sold 300,000 shares of its common stock to C. Robert Walford at $0.025 cents per share for a total of $7,500.

On February 5, 2024, the Company sold 500,000 shares of its common stock to Berkshire Finance Holdings, Ltd. at $0.01 cents per share for a total of $5,000.

These securities were issued pursuant to Section 4(2) of the Securities Act and/or Rule 506 promulgated thereunder. The investor represented his intention to acquire the securities for investment only and not with a view towards distribution. The investor was given adequate information about us to make an informed investment decision. We did not engage in any general solicitation or advertising. We directed our transfer agent to issue the stock certificates with the appropriate restrictive legend affixed to the restricted stock.

Securities Authorized for Issuance under Equity Compensation Plans

We do not have any equity compensation plans. We plan to adopt an equity incentive plan in the second half of 2024.

INTERESTS OF NAMED EXPERTS AND COUNSEL

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The Doney Law Firm, our independent legal counsel, has provided an opinion on the validity of our common stock.

DESCRIPTION OF FACILITIES

The Company is headquartered at 100 Challenger Road, 8th Floor, Ridgefield Park, NJ 07660. The agreement is for a shared office space at $2,000 per annum.

LEGAL PROCEEDINGS

From time to time, we may become party to litigation or other legal proceedings that we consider to be a part of the ordinary course of our business. We are not currently involved in legal proceedings that could reasonably be expected to have a material adverse effect on our business, prospects, financial condition or results of operations. We may become involved in material legal proceedings in the future.

DIRECTORS AND EXECUTIVE OFFICERS AND CORPORATE GOVERNANCE

The following information sets forth the names, ages, and positions of our current directors and executive officers.

Name	Age	Positions and Offices Held
Max Khan	57	President, Chief Executive Officer, Secretary, Treasurer and Director
Mehmet Enes Kutluca	34	COO and Director

Set forth below is a brief description of the background and business experience of each of our current executive officers and directors.

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Max Khan

Max has over 25 years of corporate finance and advisory experience. Over the past five years Max has been providing strategic consulting services to companies across various industries. Khan served as Director, President and CEO of PwrCor Inc. (PWCO) from 2004 until June 2014. He currently oversees investment in Compaction & Recycling Equipment, Inc. However, nearly 100% of Max’s time is devoted to the Company. He brings a deep insight into cleantech related to wastewater and solid waste management. Khan owned FINRA registered broker deal Thor Capital LLC from April 2011 through May 2013. Max Khan received his BA in Accounting and Economics from the City University of New York, and his MBA from Pace University, also in New York.

Aside from that provided above, Mr. Khan does not hold and has not held over the past five years any other directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

Mr. Khan is qualified to serve on our Board of Directors because he has been an officer and director of a both public and private company and his financial and corporate skills are important for executing the Company’s business plan.

Enes Kutluca

Enes is the inventor and founder of Biopipe and devotes 100% of his time to Biopipe since its establishment. at his second year at. All plant design is overseen by Enes. He continues to focus on research and development to improving the technology for treating a variety of wastewater. In 2012 he was named the best entrepreneur in Turkey by USA, and the most outstanding young businessman in Turkey. Kutluca was invited to US by Visitor Leadership Program (IVLP) by U.S. Department of State's in 2013.   . Prior to the merger, Enes was critical in forming a partnership with Metito (Overseas) Limited which is majority owned by Mitsubishi and IFC. Enes has an engineering degree from Bahcesehir University, Istanbul

Aside from that provided above, Mr. Kutluca does not hold and has not held over the past five years any other directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

Mr. Kutluca is qualified to serve on our Board of Directors because he the inventor of the Biopipe system and is critical for our success, improvement of our technology and development of our intellectual property. Enes is also the largest shareholder of the Company.

Term of Office

Our directors are appointed for a one-year term and automatically re-appointed until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board, subject to their respective employment agreements.

Third Party Providers

Securities Legal Counsel:

The Doney Law Firm

4955 S. Durango Dr. Ste. 165 | Las Vegas, NV 89113

Office: (702) 982-5686

Scott@DoneyLawFirm.com

www.doneylawfirm.com

Accounting Firm:

Benjamin Young, CPA

Transfer Agent:

16801 ADDISON ROAD ~ SUITE 247

ADDISON, TEXAS 75001

Telephone ~ 972 612-4120

www.signaturestocktransfer.com

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Employees

The Company has seven full-time employees.

Significant Employees

We have no significant employees other than our officers and directors. We have 5 employees in our subsidiary in India and expect to hire additional personnel in South Africa once the upgraded build own operate abattoir plant is commissioned again. We rely on short labor for our installations. and country head in India. Mr. Tanmay Pawale, is the CEO and Director of 99% owned subsidiary in India, Biopipe India Pvt Ltd. (BIPL) Max Khan is also a director of Biopipe India Pvt Ltd. He devotes 100% of his time to BIPL.

Tanmay brings over 9 years of experience to the techno-commercial domain with experience in Project Management, Business Development and Consulting in the Solar and Wind Energy sector. He also has extensive experience in research, advisory, and consultancy in sectors such as renewable energy, energy management, rural development, climate change, and sustainability. Tanmay is a capable team player with effective team leading and management skills coupled with strong communications and interpersonal skills. He has worked in countries like the United Kingdom, Thailand, Sri Lanka, Philippines, and Turkey.

Tanmay has completed his M Tech in Rural Development. He has also completed MS in Engineering Management from NTU, UK with Entrepreneurship and Project Management as a major subject of study. He has completed his Mechanical Engineering from Kolhapur Institute of Technology. Passionate about Green Project Management,

Nina Aquino is the CMO of Biopipe Global Corp. She is a trained Architect from California with over 8 years of experience leading teams of engineers, designers and consultants in the Hospitality Sector for companies such as renowned London-based hospitality giant Soho House & Chipotle Mexican Grill.

She served as Project Architect at Soho House, overseeing project teams to plan, design, budget and execute: members only clubs, spas and hotels. At Chipotle, working under both the Chief Development Officer & Chief Marketing Officer, she was instrumental in the fast launch of a new, modularized design. Within the U.S. Northeast market & Europe, she partnered with internal Marketing teams to deploy the company's strong brand messaging. She graduated Cum Laude with a Bachelor of Architecture from Syracuse University in New York.

Freddie Canta is our SVP and country head for the Philippines. Freddie is a finance and operations leader with over 20 years of experience in managing global operations. He has numerous accomplishments in leading financial operations, driving complex international projects, conversions and programs, implementing/upgrading accounting systems, creating timely and effective financial reports, managing internal audits and conducting effective financial analysis.

Family Relationships

There are no family relationships between or among the directors, executive officers, our significant employee, or persons nominated or chosen by us to become directors or executive officers.

Involvement in Certain Legal Proceedings

During the past 10 years, none of our current directors, nominees for directors or current executive officers has been involved in any legal proceeding identified in Item 401(f) of Regulation S-K, including:

1. Any petition under the Federal bankruptcy laws or any state insolvency law filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he or she was a general partner at or within two years before the time of such filing, or any corporation or business association of which he or she was an executive officer at or within two years before the time of such filing;

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2. Any conviction in a criminal proceeding or being named a subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

3. Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him or her from, or otherwise limiting, the following activities:

i. Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

ii. Engaging in any type of business practice; or

iii. Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;

4. Being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any type of business regulated by the Commodity Futures Trading Commission, securities, investment, insurance or banking activities, or to be associated with persons engaged in any such activity;

5. Being found by a court of competent jurisdiction in a civil action or by the SEC to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;

6. Being found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

7. Being subject to, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of:

i. Any Federal or State securities or commodities law or regulation; or

ii. Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or

iii. Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

8. Being subject to, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Director Independence

The Board of Directors reviews the independence of our directors on the basis of standards adopted by the NASDAQ Stock Market (“NASDAQ”). As a part of this review, the Board of Directors considers transactions and relationships between our company, on the one hand, and each director, members of the director’s immediate family, and other entities with which the director is affiliated, on the other hand. The purpose of such a review is to determine which, if any, of such transactions or relationships were inconsistent with a determination that the director is independent under NASDAQ rules. As a result of this review, the Board of Directors has determined that none of our directors is an “independent director” within the meaning of applicable NASDAQ listing standards.

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Committees of the Board

Our full board serves the functions that would normally be served by a separately-designated Audit Committee, Nominating Committee, and Compensation Committee. Further, we do not have an audit committee financial expert on the Board.

Code of Ethics

We do not have a code of ethics but we plan to adopt one this fiscal year.

Conflicts of Interest

No member of management will be required by us to work on a full-time basis. Accordingly, certain conflicts of interest may arise between us and our officers and directors in that they may have other business interests currently and in the future to which they devote their attention, and they may be expected to continue to do so although management time must also be devoted to our business. Our officers and directors have other business interests in companies other than ours. As a result, conflicts of interest may arise that can be resolved only through exercise of such judgment as is consistent with each officer's understanding of his fiduciary duties to the Company.

Currently we have only two officers and directors. We will seek to add additional officers and/or directors as and when the proper personnel are located and terms of employment are mutually negotiated and agreed, and we have sufficient capital resources and cash flow to make such offers.

In an effort to resolve such potential conflicts of interest, our officers and directors have agreed that any opportunities that they are aware of independently or directly through their association with us (as opposed to disclosure to them of such business opportunities by management or consultants associated with other entities) would be presented by them solely to us.

We cannot provide assurances that our efforts to eliminate the potential impact of conflicts of interest will be effective.

EXECUTIVE COMPENSATION

The table below summarizes all compensation awarded to, earned by, or paid to our former or current executive officers for the fiscal years ended May 31, 2023 and 2022.

Name and principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	All Other Compensation ($)	Total ($)
Max Khan President, CEO, Secretary, Treasurer and Director	2022 2023	60,000	- -	- -	- -	- -	60,000 -
Enes Kutluca COO and Director	2022 2023	30,000	- -	- -	- -	- -	30,000 -

Employment Agreements for New Management

On December 31, 2019, we entered into an employment agreement with Max Khan to serve as President and CEO for a five-year term. We agreed to compensate Mr. Khan with an annual salary of $80,000 and he shall be entitled to an annual bonus of $20,000. He is also entitled to an option to purchase 10% of the fully diluted shares of the company at market value. To date, the Company has not paid salaries as stated in the employment agreement and has unpaid salary has been accruing at the rate of $5,000 per month. The salary was reduced to preserve cash due to Covid-19 related disruptions and to preserve capital until the company begins generating meaningful revenue.

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On December 31, 2019, we entered into an employment agreement with Enes Kutluca to serve as COO for a five-year term. We agreed to compensate Mr. Kutluca with an annual salary of $60,000 and he shall be entitled to an annual bonus of $20,000. He is also entitled to an option to purchase 10% of the fully diluted shares of the company at market value. The compensation was changed to $2,500 per month and now he is being paid $2,000 per month. The salary was reduced to preserve cash due to Covid-19 related disruptions and to preserve capital until the company begins generating meaningful revenue.

As of May 31, 2023, we have accrued compensation of $0 and $64,000 owing to Mr. Kutluca and Mr. Khan, respectively.

Option Grants

We have not granted any options or stock appreciation rights to our named executive officers or directors since inception. We do not have any stock option plans, but we plan to adopt a plan in the second half of 2024.

Compensation of Directors

None.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits to our directors or executive officers. We have no material bonus or profit-sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the board of directors or a committee thereof.

Compensation Committee

We do not currently have a compensation committee of the board of directors or a committee performing similar functions. The board of directors as a whole participates in the consideration of executive officer and director compensation.

Board Committees and Director Independence

Our securities are not quoted on an exchange that has requirements that a majority of our Board members be independent and we are not currently otherwise subject to any law, rule or regulation requiring that all or any portion of our Board of Directors include "independent" directors, nor are we required to establish or maintain an Audit Committee or other committee of our Board of Directors.

The Board does not have standing audit, compensation or nominating committees. The Board does not believe these committees are necessary based on the size of our company and the current levels of compensation to corporate officers. We will consider establishing audit, compensation and nominating committees at the appropriate time

Indebtedness of Directors, Senior Officers, Executive Officers and Other Management

None of our directors or executive officers or any associate or affiliate of our company during the last two fiscal years is or has been indebted to our company by way of guarantee, support agreement, letter of credit or other similar agreement or understanding currently outstanding.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of February 15, 2024 certain information as to shares of our voting stock owned by (i) each person known by us to beneficially own more than 5% of our outstanding voting stock, (ii) each of our directors, and (iii) all of our executive officers and directors as a group.

Unless otherwise indicated below, to our knowledge, all persons listed below have sole voting and investment power with respect to their shares of voting stock, except to the extent authority is shared by spouses under applicable law. Unless otherwise indicated below, each entity or person listed below maintains an address of 100 Challenger Road, 8th Floor, Ridgefield Park, NJ 07660.

The number of shares beneficially owned by each stockholder is determined under rules promulgated by the SEC. The information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting or investment power and any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days through the exercise of any stock option, warrant or other right. The inclusion in the following table of those shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner.

Name of Officer/Director and Control Person	Affiliation with Company (e.g. Officer/Director/Owner of more than 5%)	Residential Address (City / State Only)	Number of shares owned	Share type/class	Ownership Percentage of Class Outstanding
Mehmet Kutluca	5% Owner, COO & Director	Bengi Sokak Erenkoy Mahllesi Sayan Hanim Apartmani No. 4Daire 20 Istanbul, Turkey	23,302,342	Common	19.34%
Max Khan	CEO, Director	Ridgefield, New Jersey	NA	NA	NA
Enver Mısırlı	5% Owner	Yesilvadi Sokak Yesilvadi Konaklari, Fatih Sultan Mehmet mahallesi E20 Blok Daire 1 Istanbul, Turkey	13,713,297	Common	11.38%
Nilgün Sebnem Berker	5% Owner	Ulus Mahallesi Kör Kadi Sokak Tekfen Evleri G Blok, Istanbul, Turkey	10,280,468	Common	8.53%
Erinç Alper	5% Owner	Seefeldstrasse 129 Zurich, 8008 Switzerland	7,964,849	Common	6.61%

(1)	Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares that power with that person’s spouse) with respect to all shares of voting stock listed as owned by that person or entity.

(2)	Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any shares as to which a shareholder has sole or shared voting power or investment power, and also any shares which the shareholder has the right to acquire within 60 days, including upon exercise of common shares purchase options or warrants. The percent of class is based on 120,484,150 voting shares as of February 15, 2024

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than described below or the transactions described under the heading “Executive Compensation” (or with respect to which such information is omitted in accordance with SEC regulations), there have not been, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a participant in which the amount involved exceeded or will exceed the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years, and in which any director, executive officer, holder of 5% or more of any class of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

On April 17, 2019, we entered into an Agreement and Plan of Merger (the “Merger Agreement”) with BioPipe Acquisition, Inc., a New Jersey corporation (“Merger Sub”) and BioPipe Global Corp., a privately held New Jersey corporation (“BioPipe Global”). In connection with the closing of this merger transaction, Merger Sub merged with and into BioPipe Global (the “Merger”) on April 30, 2019, with the filing of Articles of Merger with the New Jersey Secretary of State.

In addition, pursuant to the terms and conditions of the Merger Agreement:

•	All of the outstanding shares of BioPipe Global was exchanged for the right to receive an aggregate of 75,000,000 share of the Company’s common stock, par value $0.001 per share (the “Common Stock”), which was issued to certain shareholders in connection with an Intellectual Property Purchase Agreement set forth below;

•	BioPipe Global provided customary representations and warranties and closing conditions, including approval of the Merger by a majority of its voting shareholders; and

•	Bradford Brock, our prior officer and director, was required to cancel 55,000,000 shares of his Common Stock in the Company but permitted to retain 1,000,000 shares in the Company.

On May 7, 2019, BioPipe Global acquired all the assets of BioPipe Global AG, a Swiss company, and BioPipe Cevre Teknolojileri A.S. a Turkish company. We acquired all patents, trade receivables, income, royalties, damages, rights to sue, rights to enforce and any and all payments unpaid and due now or hereafter due or payable with respect to the BioPipe System.

The Company issued Seventy-One Million Eight Hundred Forty-Six Thousand Six hundred and Sixty-Seven shares (71,846,667) duly authorized, validly issued, fully paid and nonassessable shares of common stock to the Shareholders of Biopipe Cevre Teknolojileri A.S and a Three million One Hundred and Fifty-three Thousand and Three Hundred and Thirty-Three (3,153,333) duly authorized, validly issued, fully paid and nonassessable shares of common stock to Biopipe Global AG.

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ADDITIONAL INFORMATION

This Offering Circular does not purport to restate all of the relevant provisions of the documents referred to or pertinent to the matters discussed herein, all of which must be read for a complete description of the terms relating to an investment in us. Such documents are available for inspection during regular business hours at our office by appointment, and upon written request, copies of documents not annexed to this Offering Circular will be provided to prospective investors. Each prospective investor is invited to ask questions of, and receive answers from, our representatives. Each prospective investor is invited to obtain such information concerning us and this offering, to the extent we possess the same or can acquire it without unreasonable effort or expense, as such prospective investor deems necessary to verify the accuracy of the information referred to into their Offering Circular. Arrangements to ask such questions or obtain such information should be made by contacting Max Khan - CEO at our executive offices. The telephone number is 646-201-5242. We reserve the right, however, in our sole discretion, to condition access to information that management deems proprietary in nature, on the execution by each prospective investor of appropriate confidentiality agreements prior to having access to such information.

The offering of the common stock is made solely by this Offering Circular and the exhibits hereto. The prospective investors have a right to inquire about and request and receive any additional information they may deem appropriate or necessary to further evaluate this offering and to make an investment decision. Our representatives may prepare written responses to such inquiries or requests if the information requested is available. The use of any documents other than those prepared and expressly authorized by us in connection with this offering is not permitted, and should not be relied upon by any prospective investor.

ONLY INFORMATION OR REPRESENTATIONS CONTAINED HEREIN MAY BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR IN CONNECTION WITH THE OFFER BEING MADE HEREBY, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY US. INVESTORS ARE CAUTIONED NOT TO RELY UPON ANY INFORMATION NOT EXPRESSLY SET FORTH IN THIS OFFERING CIRCULAR. THE INFORMATION PRESENTED IS AS OF THE DATE ON THE COVER HEREOF UNLESS ANOTHER DATE IS SPECIFIED, AND NEITHER THE DELIVERY OF THIS OFFERING CIRCULAR NOR ANY SALE HEREUNDER SHALL CREATE ANY IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION PRESENTED SUBSEQUENT TO SUCH DATES(S).

45

FINANCIAL STATEMENTS AND EXHIBITS.

LifeQuest World Corp.

INDEX TO YEAR END FINANCIAL STATEMENTS

Page

Balance Sheets	F-1

Statement of Operations	F-2

Statement of Changes in Stockholders’ Deficit	F-3

Statement of Cash Flows	F-4

Notes to Financial Statements	F-5 - F-11

46

LIFEQUEST WORLD CORPORATION, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(unaudited)

	May 31, 2023	May 31, 2022
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$309,552	$517,072
Subscription receivable	—	10,000
Accounts receivable	—	183,200
Inventory	—	10,000
Other current assets	—	31,543

Total Current Assets	309,552	751,815

FIXED ASSETS
Aquity Plant	286,500	370,511
Machinery and equipment, net	8,250	18,224

Total Fixed Assets	294,750	388,735

INTANGIBLE ASSETS
Intellectual property	45,000	52,500

Total Other Assets	45,000	52,500

TOTAL ASSETS	$649,302	$1,193,050

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES
Accounts payable and accrued liabilities	$8,750	$128,207
Accrued compensation	64,000	60,000
Credit card payable	8,322	1,540

Total Current Liabilities	81,072	189,747

STOCKHOLDERS' EQUITY
Common stock (Par $0.001), 550,000,000 authorized, 116,234,150 and 114,959,150 issued and outstanding	116,234	114,959
Paid-in capital in excess of par value	1,852,718	1,841,051
Non-controlling interest	(14,785)	53,516
Retained deficit	(1,385,937)	(1,006,223)

Total Stockholders' Equity	568,230	1,003,303

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$649,302	1,193,050

The accompanying consolidated financials were not subject to an audit, review, or compilation. The accompanying notes are an integral part of these consolidated financial statements.

F-1

LIFEQUEST WORLD CORPORATION, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(unaudited)

	For the year ended	For the year ended
	May 31, 2023	May 31, 2022

INCOME	$149,806	$349,297

COST OF SALES	111,936	258,336

GROSS PROFIT	37,870	90,961

OPERATING EXPENSES

Amortization expense	7,500	7,500
Depreciation expense	55,306	34,836
Wages expense	46,725	98,526
Postage and shipping	1,057	6,353
Professional fees	78,323	118,594
Rent expense	2,056	9,115
Advertising expense	1,027	1,755
Travel expense	29,150	6,055
Utilities	11,845	6,863
Audit fees	—	17,500
General and administrative	74,335	71,467

OPERATING EXPENSES	307,324	378,564

OTHER INCOME (EXPENSE)

Foreign currency gains and losses	50,186	(24,641)
Loss on disposal of subsidiary	(92,227)	—
Interest income	82	288
Interest expense	—	130

TOTAL OTHER EXPENSE	(41,959)	(24,223)

NET INCOME (LOSS)	(311,413)	(311,826)

LESS NET (INCOME) LOSS ALLOCATED
TO NONCONTROLLING INTEREST	(68,301)	94,488

NET INCOME (LOSS)	$(379,714)	$(217,338)

The accompanying consolidated financials were not subject to an audit, review, or compilation. The accompanying notes are an integral part of these consolidated financial statements.

F-2

LIFEQUEST WORLD CORPORATION, INC. AND SUBSIDIARIES

Consolidated Statement of Stockholders’ Equity (Deficit)

(unaudited)

	Common Stock
	Shares	Amount	Paid in Capital in Excess of Par Value	Noncontrolling Interest	Retained Deficit	Total Stockholders' Equity
Balance, May 31, 2022	114,959,150	$114,959	$1,841,051	$53,516	$(1,006,223)	$1,003,303

Shares issued for services rendered	1,275,000	1,275	(1,275)	—	—	—

Entry of new joint venture	—	—	12,942	—	—	12,942

Net loss for the year ended May 31, 2023	—	—	—	(68,301)	(379,714)	(448,015)
Balance, May, 31 2023	116,234,150	$116,234	$1,852,718	$(14,785)	$(1,385,937)	$568,230

The accompanying consolidated financials were not subject to an audit, review, or compilation. The accompanying notes are an integral part of these consolidated financial statements.

F-3

LIFEQUEST WORLD CORPORATION, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(unaudited)

	For the year	For the year
	May 31, 2023	May 31, 2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(379,714)	$(217,338)
Adjustments to reconcile net loss to net cash
used in operating activities:
Net Loss allocated to noncontrolling interest	(68,301)	81,646
Depreciation expense	55,306	34,836
Amortization expense	7,500	7,500
Change in accounts receivable	183,200	(143,416)
Change in subscriptions receivable	10,000	—
Change in inventory	10,000	8,204
Change in underbillings	—	30,372
Change in other current assets	31,543	9,319
Change in accounts payable and accrued expenses	(119,457)	35,023
Change in accrued compensation	4,000	30,000
Change in overbillings	—	(113,822)
Change in credit cards payable	6,782	(5,250)
Net Cash Used in Operating Activities	(259,141)	(242,926)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of fixed assets	—	(397,847)
Change in fixed asset basis from foreign currency	38,679	—
Net Cash Provided by (Used in) Financing Activities	38,679	(397,847)

CASH FLOWS FROM FINANCING ACTIVITIES:
Contributed capital	12,942	50,000
Proceeds from notes payable - related party	—	(30,588)
Net Cash Provided by Financing Activities	12,942	19,412

NET DECREASE IN CASH	(207,520)	(621,361)

CASH AT BEGINNING OF PERIOD	517,072	1,138,433

CASH AT END OF PERIOD	$309,552	$517,072

SUPPLEMENTAL DISCLOSURES

Cash Paid For:

Interest	$—	$—
Income taxes	$—	$—

The accompanying consolidated financials were not subject to an audit, review, or compilation. The accompanying notes are an integral part of these consolidated financial statements.

F-4

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

LifeQuest World Corporation was incorporated under the laws of the State of Minnesota on November 1, 1997. The Company develops and distributes dietary supplements. The shares of the Company trade on the Over-the-Counter Bulletin Board under the symbol, “LQWC.”

On October 20, 2017, the Company entered into a Share Exchange Agreement with Amagon ApS. The Company acquired 100% interest in Amagon ApS in exchange for 50,000,000 shares of the Company’s Series B Preferred Stock. Since the shareholders of Amagon ApS control the Company upon consummation of the Share Exchange through the voting rights in the preferred stock, the transaction has been recorded as a reverse merger and resulted in a recapitalization with Amagon ApS being the acquirer for accounting purposes. Accordingly, the historical financial statements are those of Amagon ApS and have been prepared to give retroactive effect to the reverse acquisition.

On September 26, 2019, Biopipe Africa Ltd., 50% owned joint venture was established. As of May 31, 2023 the other 50% joint owner has not contributed required capital, the subscription receivable is therefore considered impaired. See Note 6 for additional discussion.

On April 19, 2022, Biopipe India, 99% owned subsidiary was established. See Note 6 for additional discussion.

Collectively LifeQuest World Corporation and its wholly owned subsidiary are collectively referred herein as “the Company.”

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of the Company is presented to assist in understanding the Company's financial statements which conform to U.S. generally accepted accounting principles. The consolidated financial statements and notes are representations of the Company's management, which is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the consolidated financial statements. The following policies are considered to be significant:

Principles of Consolidation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and include the accounts of LifeQuest World Corporation, and its 50% owned subsidiary BioPipe Africa LTD, and its 70% owned subsidiary Aquity Capital Ltd, and its 99% owned subsidiary Biopipe India Private Limited. All significant intercompany transactions and balances have been eliminated.

Basis of Accounting

The consolidated financial statements of the Company are prepared using the accrual method of accounting in accordance with accounting principles generally accepted in the United States of America. The Company has elected a May 31 year-end.

F-5

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents, unless held for reinvestment as part of the investment portfolio, pledged to secure loan agreements or otherwise encumbered. The carrying amount approximates the fair value because of the short maturities of those instruments.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Repairs and maintenance are expensed as incurred, whereas major improvements are capitalized. If donated, property and equipment are recorded at the approximate fair value on the date of donation. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets.

Impairment of Long-Lived Assets

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. The Company evaluates the recoverability of long-lived assets by measuring the carrying amounts of the assets against the estimated undiscounted cash flows associated with these assets. At the time such evaluation indicates that the future undiscounted cash flows of certain long-lived assets are not sufficient to recover the assets’ carrying value, the assets are adjusted to their fair value (based upon discounted cash flows). No impairment losses were recognized for the year ended May 31, 2023 and 2022, respectively.

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses, including functional allocations during the reporting period. Actual results could differ from those estimates. Management bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances in making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. While actual results could differ from those estimates, management believes that the estimates are reasonable.

Key estimates made in the accompanying financial statements include, among others, the economic useful lives and recovery of long-lived assets and contingencies.

Concentrations of Risk

The Company maintains its cash in bank deposit accounts which, at times, may exceed the federally insured limits. Accounts are guaranteed by the Federal Deposit Insurance Corporation (FDIC) up to certain limits. The Company has not experienced any losses in such accounts or lack of access to its cash, and believes it is not exposed to significant risk of loss with respect to cash. However, no assurance can be provided that access to the Company’s cash will not be impacted by adverse economic conditions in the financial markets.

At May 31, 2023, the Company had in its bank accounts $57,235 in excess of the $250,000 per depository institution that is federally insured.

F-6

Contingencies

Certain conditions may exist as of the date that these financial statements are issued which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company’s management and its legal counsel assess such contingent liabilities and such assessments inherently involve the exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability is accrued in the Company's financial statements. If the assessment indicates that a potentially material loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, is disclosed. Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the nature of the guarantee is disclosed.

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents, accounts payable and accrued expenses, and shareholder loans. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Financial assets and liabilities recorded at fair value on the balance sheets are categorized based upon a fair value hierarchy established by GAAP, which prioritizes the inputs used to measure fair value into the following levels:

Level 1— Quoted market prices in active markets for identical assets or liabilities at the measurement date.

Fair Value of Financial Instruments (Continued)

Level 2— Quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; or other inputs that are observable and can be corroborated by observable market data.

Level 3— Inputs reflecting management’s best estimates and assumptions of what market participants would use in pricing assets or liabilities at the measurement date. The inputs are unobservable in the market and significant to the valuation of the instruments.

Financial instrument’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

F-7

Revenue Recognition

The Company recognizes revenue on products based on a percentage of completion methodology.

Recent Accounting Pronouncements

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force) did not or are not believed to have a material impact on the Company’s present or future financial statements.

Accounts Receivable

Accounts receivables are stated at the amount billed to the Company’s customer. The Company provides an allowance for doubtful accounts, which is based upon a review of outstanding receivables, historical collection information, and existing economic conditions.

Accounts receivable is ordinarily due 30 days after the issuance of the invoice. Accounts past due more than 120 days are considered delinquent unless determined otherwise by Company’s management. Delinquent receivables are written off based on individual credit evaluation and specific circumstances of the customer.

NOTE 3 - LIQUIDITY AND GOING CONCERN

The Company has incurred losses since inception and incurred an operating loss for the year ended May 31, 2023 due to Covid-19 related disruption which disrupted business through first half of 2022, the Company had an operating loss of $379,714.

The ability of the Company to continue as a going concern is dependent on the Company generating cash from the sale of its common stock and/or obtaining debt financing and attaining future profitable operations. Management’s plans include selling its equity securities and obtaining debt financing to fund its capital requirement and ongoing operations; however, here can be no assurance the Company will be successful in these efforts. The Company has adequate working capital for the foreseeable future.

F-8

NOTE 4 - CONVERTIBLE NOTES AND SETTLEMENT AGREEMENT

Convertible Notes

On November 7, 2018, the Company issued a convertible promissory note in the amount of $25,000. The note is due on demand and bears interest at 12% per annum. The loan and any accrued interest can then be converted into shares of the Company’s common stock at a rate of $0.01 per share of common stock. Because of the discounted conversion price, a beneficial conversion feature of $25,000 was recorded as a discount to the notes with the offset to Additional Paid-in Capital. As of August 30, 2019, $25,000 of the debt discount was amortized.

On December 4, 2018, the Company issued a convertible promissory note in the amount of $23,000. The note is due on demand and bears interest at 12% per annum. The loan and any accrued interest can then be converted into shares of the Company’s common stock at a rate of $0.01 per share of common stock. Because of the discounted conversion price, a beneficial conversion feature of $22,000 was recorded as a discount to the notes with the offset to Additional Paid-in Capital. As of August 30, 2019, $23,000 of the debt discount was amortized.

On February 20, 2019, the Company issued a convertible promissory note in the amount of $40,000. The note is due on demand and bears interest at 12% per annum. The loan and any accrued interest can then be converted into shares of the Company’s common stock at a rate of $0.01 per share of common stock. Because of the discounted conversion price, a beneficial conversion feature of $40,000 was recorded as a discount to the notes with the offset to Additional Paid-in Capital. As of August 30, 2019, $40,000 of the debt discount was amortized.

All three of the above notes were settled on June 18, 2019, as part of the stock issuance mentioned in the settlement agreement below.

Settlement Agreements

On June 18, 2019, the Company entered into a certain settlement agreement with a shareholder of certain note payables in the amount of $88,000 including accrued interest for 12,571,000 shares of common stock. As of August 31, 2022, the Company had issued 12,571,000 shares of common stock. The value of the notes and the accrued interest is written off against additional paid-in capital until the shares are issued.

F-9

NOTE 5 – STOCKHOLDERS’ EQUITY

During the three months ended August 31, 2020, the Company received $142,500 in exchange for the issuance of 950,000 shares of common stock which were issued in exchange of warrants.

During the three months ended August 31, 2020, the Company received $365,000 in exchange for the issuance of 2,500,000 shares of common stock which were issued in exchange of warrants. In addition to that issuance 2,000,000 shares were issued on the court settlement reserved shares as explained in Note 4.

During the three months ended February 28, 2021, the Company received $205,000 in exchange for the issuance of 4,025,000 shares of common stock which were issued in exchange of warrants.

During the three months ended May 31, 2021, the Company received $50,000 in exchange for the issuance of 2,250,000 shares of common stock which were issued in exchange of warrants.

During the three months ended May 31, 2021, the Company issued 7,071,000 shares on the court settlement reserved shares as explained in Note 4.

During the three months ended May 31, 2021, the Company issued 250,000 shares for services rendered.

During the three months ended August 31, 2021, the Company received $50,000 in exchange for the issuance of 250,000 shares of common stock which were issued in exchange of warrants.

During the three months ended May 31, 2021, the Company received $50,000 in exchange for the issuance of 2,250,000 shares of common stock which were issued in exchange of warrants.

During the three months ended May 31, 2021, the Company issued 7,071,000 shares on the court settlement reserved shares as explained in Note 4.

During the three months ended May 31, 2021, the Company issued 250,000 shares for services rendered.

During the three months ended August 31, 2021, the Company received $50,000 in exchange for the issuance of 250,000 shares of common stock which were issued in exchange of warrants.

During the three months ended August 31, 2021, the Company issued 1,000,000 shares on the court settlement reserved shares as explained in Note 4.

During the three months ended February 28, 2022, the Company issued 1,500,000 shares on the court settlement reserved shares as explained in Note 4.

On July 6, 2022, a Business and Financial Consulting Agreement was signed between the Company and another entity for consulting services which involves identifying build own operate and build own operate and transfer projects in various countries. In consideration of consulting services rendered the Company issued warrants for 1,500,000 shares of common stock at a strike price of $0.05 per share with a 48-month expiration. The contract also has a provision that additional warrants for 10,500,000 shares of common stock with a strike price of $0.10 with a 48-month expiration are issued and held in escrow if certain debt/equity capital is raised. As of November 30, 2022, the conditions have not been met to release the warrants from escrow and no warrants have been exercised.

On August 19, 2022, a Business and Financial Consulting Agreement was signed between the Company and another entity for consulting services. In consideration of the consulting services rendered the Company issued warrants for 1,500,000 shares of common stock at a strike price of $0.05 with a 24-month expiration. As of November 30, 2022, none of the warrants have been exercised.

During the three months ended May 31, 2023, the Company issued as compensation, 1,000,000 shares to Mehmet Enes Kutluca, officer and director; 225,000 shares to Tanmay Pawale, Chief Operating Officer and CEO of Biopipe India and 50,000 shares to Prathamesh Jadhav, Project Manager, Biopipe

As of May 31, 2023 and 2022, there were 116,234,150 and 113,459,150 of common stock issued and outstanding, respectively. There were also -0- shares of preferred stock issued and outstanding.

F-10

NOTE 6 – JOINT VENTURES

During June 2019 the Company entered into a 50-50 Joint Venture Agreement between Biopipe Global Corp and Biotech Innovation for the purpose of commercialization of Biopipe’s technology in Bangladesh and any and all activities related or incidental thereto and any other business as mutually agreed upon within the ambit of the objects of the Company as determined in the Memorandum of Association of the same. During June 2022 that Joint Venture Agreement was terminated. All ownership in the joint venture by the Company was transferred to the non-controlling interest and a Licensing/Royalty Agreement was signed between the entity and the Company.

On September 26, 2019, the Company entered into a 50-50 Joint Venture Agreement with Abrimix (PTY) Ltd. for the purpose of commercialization of Biopipe’s technology in South Africa and several other countries in Africa and any and all activities related or incidental thereto and any other business as mutually agreed upon within the ambit of the objects of the Company as determined in the Memorandum of Association of the same.

On October 2, 2019, the Company entered into a 50-50 Joint Venture Agreement with Environest Private Global Ltd. for the purpose of commercialization of Biopipe’s technology in India and any and all activities related or incidental thereto and any other business as mutually agreed upon within the ambit of the objects of the Company as determined in the Memorandum of Association of the same. The Joint Venture was dissolved and the Company has set up a 99% owned subsidiary in India in 2022.

On March 1, 2020, the Company entered into a 50-50 Joint Venture Agreement with Hydros Agritech Inc. for the purpose of commercialization of Biopipe’s technology in the USA and any and all activities related or incidental thereto and any other business as mutually agreed upon within the ambit of the objects of the Company as determined in the Memorandum of Association of the same. This Joint Venture was not formalized due to the inability of Hydros Agritech to make full payment for the two plants that were shipped to them.

On September 28, 2020, the Company entered into a 40-60 Joint Venture Agreement with Biopipe Corporation for the purpose of commercialization of Biopipe’s technology in the Philippines and any and all activities related or incidental thereto and any other business as mutually agreed upon within the ambit of the objects of the Company as determined in the

Memorandum of Association of the same. Although the Joint Venture is 40-60, the shareholders will split profits on a 50-50 basis.

On July 2, 2021, Lifequest World Corp acquired 70% of Aquity Capital Pty Ltd. a company domiciled in South Africa for ZAR 1,400,000 ($104,000) and Biopipe Global Corp entered into a credit agreement and provided fully secured project finance debt of $350,000 at South African prime (7%) + 2% with month amortization and seven-year term. The debt can be prepaid without any penalty. The debt was eliminated in consolidation. The $454,000 was used for engineering, procurement, construction, installation, and commissioning of a wastewater treatment plant at an abattoir. The abattoir owner has entered into a 10+10-year water-as-a-service agreement. The plant has not been operating since May 2022 and requires an upgrade which the Company is currently in the process of doing. The plant is expected back on line in the 4th quarter of 2024 fiscal year.

On June 10, 2022, the Company entered into a 99-1 Joint Venture Agreement with Biopipe India for the purpose of commercialization of Biopipe’s technology in India and any and all activities related or incidental thereto and any other business as mutually agreed upon within the ambit of the objects of the Company as determined in the Memorandum of Association of the same. The Joint Venture is 99-1, and the shareholders will split profits on a 99-1 basis.

F-11

NOTE 7 – FIXED ASSETS

As of May 31, 2023 and 2022, machinery and equipment had a basis of $31,892 and $35,900, respectively, and an accumulated depreciation balance of $23,642 and $17,676, respectively.

As of May 31, 2023 and 2022, Aquity plant had a basis of $364,637 and $399,012, respectively, and an accumulated depreciation balance of $78,137 and $28,501, respectively.

Depreciation expense for the year ended May 31, 2023 and 2022 was $55,306 and $34,836, respectively.

NOTE 8 – INTANGIBLE ASSETS

As of May 31, 2023 and 2022 intellectual property had a basis of $75,000, and an accumulated amortization balance of $30,000 and $22,500, respectively. Amortization expense for the year ended May 31, 2023 and 2022, was $7,500, respectively.

During the three months that ended November 30, 2021, the Company recognized an impairment for the full net book value of the goodwill and trade names.

NOTE 9 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events through September 8, 2023, the date which the consolidated financial statements were available to be issued, and noted no material subsequent events that would require adjustment in or disclosure to these financial statements as of May 31, 2023.

F-12

LifeQuest World Corp.

INDEX TO INTERIM FINANCIAL STATEMENTS

FOR SIX MONTHS ENDED NOVEMBER 30, 2023 AND 2022

Page

Balance Sheets	F-14

Statement of Operations	F-15

Statement of Changes in Stockholders’ Deficit	F-16

Statement of Cash Flows	F-17

Notes to Financial Statements	F-18 - F-23

F-13

LIFEQUEST WORLD CORPORATION, INC. AND SUBSIDIARIES

Consolidated Balance Sheets

(unaudited)

	November 30, 2023	November 30, 2022
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$303,531	$425,854
Subscription receivable	—	14,500
Accounts receivable	14,898	—
Inventory	25,542	5,000
Other current assets	1,620	—

Total Current Assets	345,591	445,354

FIXED ASSETS
Aquity Plant	260,455	312,546
Machinery and equipment, net	10,348	11,000

Total Fixed Assets	270,803	323,546

INTANGIBLE ASSETS
Intellectual property	41,250	48,750
Goodwill	—	—
Trade Names	—	—
BioPipe Africa JV	—	—
Aquity Equity	—	—
Aquity Debt	—	—
Biopipe India	—	—
BioPipe Global JV	—	—

Total Other Assets	41,250	48,750

TOTAL ASSETS	$657,644	$817,650

LIABILITIES AND STOCKHOLDERS' EQUITY

LIABILITIES
Accounts payable and accrued liabilities	$21,889	$41,148
Accrued compensation	75,500	79,000
Overbillings	—	—
Credit card payable	3,960	4,249
Convertible promissory note	—	—
Notes payable	—	—
Notes payable - related party	—	—

Total Current Liabilities	101,349	124,397

STOCKHOLDERS' EQUITY
Common stock (Par $0.001), 550,000,000 authorized, 118,984,150 and 114,959,150 issued and outstanding	118,984	114,959
Paid-in capital in excess of par value	1,861,468	1,853,993
Non-controlling interest	(22,646)	(8,083)
Retained deficit	(1,401,511)	(1,267,616)

Total Stockholders' Equity	556,295	693,253

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$657,644	$817,650

The accompanying consolidated financials were not subject to an audit, review, or compilation.

The accompanying notes are an integral part of these consolidated financial statements.

F-14

LIFEQUEST WORLD CORPORATION, INC. AND SUBSIDIARIES

Consolidated Statements of Operations

(unaudited)

	For the six months ended	For the six months ended
	November 30, 2023	November 30, 2022

INCOME	$42,251	$45,591

COST OF SALES	23,464	6,441

GROSS PROFIT	18,787	39,150

OPERATING EXPENSES

Amortization expense	3,750	3,750
Depreciation expense	28,994	26,340
Wages expense	42	30,000
Postage and shipping	5,088	—
Professional fees	51,770	42,029
Rent expense	1,242	—
Advertising expense	614	389
Travel expense	3,352	3,278
Utilities	2,042	3,252
Audit fees	—	—
General and administrative	3,836	41,336

OPERATING EXPENSES	100,730	150,374

OTHER INCOME (EXPENSE)

Foreign currency gains and losses	59	3,595
Loss on disposal of subsidiary	—	(92,227)
Interest income	20	62

TOTAL OTHER EXPENSE	79	(88,570)

NET INCOME (LOSS)	(81,864)	(199,794)

LESS NET (INCOME) LOSS ALLOCATED TO NONCONTROLLING INTEREST	(7,861)	(61,599)

NET INCOME (LOSS)	$(89,725)	$(261,393)

The accompanying consolidated financials were not subject to an audit, review, or compilation.

The accompanying notes are an integral part of these consolidated financial statements.

F-15

LIFEQUEST WORLD CORPORATION, INC. AND SUBSIDIARIES

Consolidated Statement of Stockholders’ Equity (Deficit)

(unaudited)

	Common Stock
	Shares	Amount	Paid in Capital in Excess of Par Value	Noncontrolling Interest	Retained Deficit	Total Stockholders' Equity
Balance, May 31, 2023	116,234,150	$116,234	$1,852,718	$(14,785)	$(1,311,786)	$642,381

Shares issued for services rendered	2,250,000	2,250	(2,250)	—	—	—

Shares issued for cash	500,000	500	11,000	—	—	11,500

Net loss for the six months ended November 30, 2023	—	—	—	(7,861)	(89,725)	(97,586)
Balance, November, 30 2023	118,984,150	$118,984	$1,861,468	$(22,646)	$(1,401,511)	$556,295

The accompanying consolidated financials were not subject to an audit, review, or compilation.

The accompanying notes are an integral part of these consolidated financial statements.

F-16

LIFEQUEST WORLD CORPORATION, INC. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(unaudited)

	For the six months ended	For the six months ended
	November 30, 2023	November 30, 2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(89,725)	$(261,393)
Adjustments to reconcile net loss to net cash
used in operating activities:
Net Loss allocated to noncontrolling interest	(7,861)	(61,599)
Depreciation expense	28,994	26,340
Amortization expense	3,750	3,750
Change in accounts receivable	(7,071)	183,200
Change in subscriptions receivable	—	(4,500)
Change in inventory	1,956	5,000
Change in underbillings	—	—
Change in other current assets	(1,063)	31,543
Change in accounts payable and accrued expenses	11,017	(87,059)
Change in accrued compensation	11,500	19,000
Change in credit cards payable	(4,362)	2,709
Net Cash Used in Operating Activities	(52,865)	(143,009)

CASH FLOWS FROM INVESTING ACTIVITIES:
Change in fixed asset basis from foreign currency	(750)	38,849
Net Cash Provided by (Used in) Financing Activities	(750)	38,849

CASH FLOWS FROM FINANCING ACTIVITIES:
Contributed capital	11,500	12,942
Net Cash Provided by Financing Activities	11,500	12,942

NET DECREASE IN CASH	(42,115)	(91,218)

CASH AT BEGINNING OF PERIOD	345,646	517,072

CASH AT END OF PERIOD	$303,531	$425,854

SUPPLEMENTAL DISCLOSURES

Cash Paid For:

Interest	$—	$—
Income taxes	$—	$—

The accompanying consolidated financials were not subject to an audit, review, or compilation.

The accompanying notes are an integral part of these consolidated financial statements.

F-17

LifeQuest World Corporation, Inc. and subsidiaries

Notes to the Consolidated Financial Statements

November 30, 2023 and 2022

 NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

LifeQuest World Corporation was incorporated under the laws of the State of Minnesota on November 1, 1997. The Company originally developed and distributed dietary supplements. The shares of the Company trade on the OTC Markets under the symbol, “LQWC.”

On April 17, 2019, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with BioPipe Acquisition, Inc., a New Jersey corporation (“Merger Sub”) and BioPipe Global Corp., a privately held New Jersey corporation (“BioPipe Global”). In connection with the closing of this merger transaction, Merger Sub merged with and into BioPipe Global (the “Merger”) on April 30, 2019, with the filing of Articles of Merger with the New Jersey Secretary of State.

In addition, pursuant to the terms and conditions of the Merger Agreement:

•	All of the outstanding shares of BioPipe Global was exchanged for the right to receive an aggregate of 75,000,000 share of the Company’s common stock, par value $0.001 per share, which was issued to certain shareholders in connection with an Intellectual Property Purchase Agreement set forth below;

•	BioPipe Global provided customary representations and warranties and closing conditions, including approval of the Merger by a majority of its voting shareholders; and

•	The Company’s prior officer and director, was required to cancel 55,000,000 shares of his Common Stock in the Company but permitted to retain 1,000,000 shares in the Company.

As a result of the Merger Agreement, the Company is now engaged in eco-friendly decentralized wastewater treatment. The Company’s mission is to become a singular platform for highly efficient, scalable, low footprint onsite treatment technologies for treatment sewage wastewater and industrial wastewater. The Company’s flagship product is Biopipe STP, (sewage wastewater treatment), which is a highly scalable and biological sewage wastewater system that treats domestic sewage into clean water ready for secondary purposes.

On May 7, 2019, under an Intellectual Property Purchase Agreement, BioPipe Global acquired all the assets of BioPipe Global AG, a Swiss company, and its wholly-owned Turkish subsidiary, BioPipe Cevre Teknolojileri A.S. The Company acquired all trade receivables, income, royalties, damages, rights to sue, rights to enforce and any and all payments unpaid and due now or hereafter due or payable with respect to the patented BioPipe System.

In the last five years, the BioPipe STP system has been installed in Bangladesh, India, Ethiopia, the Philippines, South Africa, Turkey, UAE, Qatar, Saudi Arabia, Oman, and Maldives. These BioPipe systems are running successfully at hospitals, resorts, hotels, commercial and government buildings, labor camps, ports and individual homes.

On September 26, 2019, Biopipe Africa Ltd., 50% owned joint venture was established. As of May 31, 2023, as a result of the lack of payment, the subscription receivable was therefore considered impaired. See Note 5 for additional discussion.

On April 19, 2022, Biopipe India, 99% owned subsidiary was established. See Note 5 for additional discussion.

Collectively LifeQuest World Corporation and its wholly owned subsidiary are collectively referred herein as “the Company.”

F-18

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

This summary of significant accounting policies of the Company is presented to assist in understanding the Company's financial statements which conform to U.S. generally accepted accounting principles. The consolidated financial statements and notes are representations of the Company's management, which is responsible for their integrity and objectivity. These accounting policies conform to generally accepted accounting principles and have been consistently applied in the preparation of the consolidated financial statements. The following policies are considered to be significant:

Principles of Consolidation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America and include the accounts of LifeQuest World Corporation, its 100% owned subsidiary, BioPipe Global Corp., its 50% owned subsidiary BioPipe Africa LTD, and its 70% owned subsidiary Aquity Capital Ltd, and its 99% owned subsidiary Biopipe India Private Limited. All significant intercompany transactions and balances have been eliminated.

Basis of Accounting

The consolidated financial statements of the Company are prepared using the accrual method of accounting in accordance with accounting principles generally accepted in the United States of America. The Company has elected a May 31 year-end.

Cash and Cash Equivalents

The Company considers all highly liquid investments with a maturity of three months or less when purchased to be cash equivalents, unless held for reinvestment as part of the investment portfolio, pledged to secure loan agreements or otherwise encumbered. The carrying amount approximates the fair value because of the short maturities of those instruments.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Repairs and maintenance are expensed as incurred, whereas major improvements are capitalized. If donated, property and equipment are recorded at the approximate fair value on the date of donation. Depreciation is computed using the straight-line method over the estimated useful lives of the related assets.

Impairment of Long-Lived Assets

The Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. The Company evaluates the recoverability of long-lived assets by measuring the carrying amounts of the assets against the estimated undiscounted cash flows associated with these assets. At the time such evaluation indicates that the future undiscounted cash flows of certain long-lived assets are not sufficient to recover the assets’ carrying value, the assets are adjusted to their fair value (based upon discounted cash flows). No impairment losses were recognized for the quarters s ended November 30, 2023 and 2022, respectively.

F-19

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses, including functional allocations during the reporting period. Actual results could differ from those estimates. Management bases its estimates on historical experience and on various other assumptions that are believed to be reasonable under the circumstances in making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. While actual results could differ from those estimates, management believes that the estimates are reasonable.

Key estimates made in the accompanying financial statements include, among others, the economic useful lives and recovery of long-lived assets and contingencies.

Concentrations of Risk

The Company maintains its cash in bank deposit accounts which, at times, may exceed the federally insured limits. Accounts are guaranteed by the Federal Deposit Insurance Corporation (FDIC) up to certain limits. The Company has not experienced any losses in such accounts or lack of access to its cash, and believes it is not exposed to significant risk of loss with respect to cash. However, no assurance can be provided that access to the Company’s cash will not be impacted by adverse economic conditions in the financial markets.

At November 30, 2023, the Company had in its bank accounts $37,743 in excess of the $250,000 per depository institution that is federally insured.

Contingencies

Certain conditions may exist as of the date that these financial statements are issued which may result in a loss to the Company, but which will only be resolved when one or more future events occur or fail to occur. The Company’s management and its legal counsel assess such contingent liabilities and such assessments inherently involve the exercise of judgment. In assessing loss contingencies related to legal proceedings that are pending against the Company or unasserted claims that may result in such proceedings, the Company’s legal counsel evaluates the perceived merits of any legal proceedings or unasserted claims as well as the perceived merits of the amount of relief sought or expected to be sought therein.

If the assessment of a contingency indicates that it is probable that a material loss has been incurred and the amount of the liability can be estimated, then the estimated liability is accrued in the Company's financial statements. If the assessment indicates that a potentially material loss contingency is not probable, but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, is disclosed. Loss contingencies considered remote are generally not disclosed unless they involve guarantees, in which case the nature of the guarantee is disclosed.

F-20

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents, accounts payable and accrued expenses, and shareholder loans. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Financial assets and liabilities recorded at fair value on the balance sheets are categorized based upon a fair value hierarchy established by GAAP, which prioritizes the inputs used to measure fair value into the following levels:

Level 1— Quoted market prices in active markets for identical assets or liabilities at the measurement date.

Level 2— Quoted prices for similar assets or liabilities in active markets; quoted prices for identical or similar assets and liabilities in markets that are not active; or other inputs that are observable and can be corroborated by observable market data.

Level 3— Inputs reflecting management’s best estimates and assumptions of what market participants would use in pricing assets or liabilities at the measurement date. The inputs are unobservable in the market and significant to the valuation of the instruments.

Financial instrument’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement.

Revenue Recognition

The Company recognizes revenue on products based on a percentage of completion methodology.

Recent Accounting Pronouncements

Other recent accounting pronouncements issued by the FASB (including its Emerging Issues Task Force) did not or are not believed to have a material impact on the Company’s present or future financial statements.

Accounts Receivable

Accounts receivables are stated at the amount billed to the Company’s customer. The Company provides an allowance for doubtful accounts, which is based upon a review of outstanding receivables, historical collection information, and existing economic conditions.

Accounts receivables are ordinarily due 30 days after the issuance of the invoice. Accounts past due more than 120 days are considered delinquent unless determined otherwise by Company’s management. Delinquent receivables are written off based on individual credit evaluation and specific circumstances of the customer.

F-21

NOTE 3 - LIQUIDITY AND GOING CONCERN

The Company has incurred losses since inception and incurred an operating loss for the six months ended November 30, 2023, the Company had an operating loss of $89,725.

The ability of the Company to continue as a going concern is dependent on the Company generating cash from the sale of its common stock and/or obtaining debt financing and attaining future profitable operations. Management’s plans include selling its equity securities and obtaining debt financing to fund its capital requirement and ongoing operations; however, there can be no assurance the Company will be successful in these efforts. The Company has adequate working capital for the foreseeable future.

NOTE 4 – STOCKHOLDERS’ EQUITY

As of August 31, 2022, the Company had 114,959,150 shares of common stock.

On July 6, 2022, a Business and Financial Consulting Agreement was signed between the Company and another entity for consulting services. In consideration of consulting services rendered the Company issued warrants for 1,500,000 shares of common stock at a strike price of $0.05 per share with a 48-month expiration. The contract also has a provision that additional warrants for 10,500,000 shares of common stock with a strike price of $0.10 with a 48-month expiration are issued and held in escrow if certain debt/equity capital is raised. As of August 31, 2023, the conditions have not been met to release the warrants from escrow and no warrants have been exercised.

On August 19, 2022, a Business and Financial Consulting Agreement was signed between the Company and another entity for consulting services. In consideration of the consulting services rendered the Company issued warrants for 1,500,000 shares of common stock at a strike price of $0.05 with a 24-month expiration. As of November 30, 2023, none of the warrants have been exercised.

During the three months ended November 30, 2024 the Company issued 2,250,000 shares for services rendered and sold 500,000 shares for $11,500 cash.

As of November 30, 2023 and 2022, there were 118,984,150 and 114,959,150 of common stock issued and outstanding, respectively. There were also -0- shares of preferred stock issued and outstanding.

NOTE 5 – JOINT VENTURES

During June 2019 the Company entered into a 50-50 Joint Venture Agreement between Biopipe Global Corp and Biotech Innovation for the purpose of commercialization of Biopipe’s technology in Bangladesh and any and all activities related or incidental thereto and any other business as mutually agreed upon within the ambit of the objects of the Company as determined in the Memorandum of Association of the same. During June 2022 that Joint Venture Agreement was terminated. All ownership in the joint venture by the Company was transferred to the non-controlling interest and a Licensing/Royalty Agreement was signed between the entity and the Company.

On September 26, 2019, the Company entered into a 50-50 joint venture and technology transfer agreement with South Africa based, Abrimix Pty Ltd. The purpose of the agreement was to introduce our Biopipe STP into southern Africa and eventually introduce Abrimix in the countries we operate in. Abrimix is a patented, low footprint, scalable industrial wastewater treatment technology with the ability to treat a wide variety of industrial wastewater. Due to disruptions related to Covid-19 and a lack of funding, the parties to the joint venture dissolved the venture and, in lieu of a joint venture, a technology license agreement was put in place that includes royalty payment of 7.5% of net revenue.

F-22

NOTE 5 – JOINT VENTURES (Continued)

On October 2, 2019, the Company entered into a 50-50 Joint Venture Agreement with Environest Private Global Ltd. for the purpose of commercialization of Biopipe’s technology in India and any and all activities related or incidental thereto and any other business as mutually agreed upon within the ambit of the objects of the Company as determined in the Memorandum of Association of the same. The Joint Venture was dissolved and the Company has set up a 99% owned subsidiary in India in 2022.

On March 1, 2020, the Company entered into a 50-50 Joint Venture Agreement with Hydros Agritech Inc. for the purpose of commercialization of Biopipe’s technology in the USA and any and all activities related or incidental thereto and any other business as mutually agreed upon within the ambit of the objects of the Company as determined in the Memorandum of Association of the same. This Joint Venture was not formalized.

On September 28, 2020, the Company entered into a 40-60 Joint Venture Agreement with Biopipe Corporation for the purpose of commercialization of Biopipe’s technology in the Philippines and any and all activities related or incidental thereto and any other business as mutually agreed upon within the ambit of the objects of the Company as determined in the

Memorandum of Association of the same. Although the Joint Venture is 40-60, the shareholders will split profits on a 50-50 basis.

On July 2, 2021, Lifequest World Corp acquired 70% of Aquity Capital Pty Ltd. a company domiciled in South Africa for ZAR 1,400,000 ($104,000) and Biopipe Global Corp entered into a credit agreement and provided fully secured project finance debt of $350,000 at South African prime (7%) + 2% with month amortization and seven-year term. The debt can be prepaid without any penalty. The debt was eliminated in consolidation. The $454,000 was used for engineering, procurement, construction, installation, and commissioning of a wastewater treatment plant at an abattoir. The abattoir owner has entered into a 10+10-year water-as-a-service agreement. The plant has not been operating since May 2022 and requires an upgrade which the Company is currently in the process of doing. The Company entered into a revised water-as-a-serive agreement on October 10, 2023 under which it will upgrade the plant to higher capacity at circa 42% higher tariff. The upgraded plant is expected to come online in the first quarter of 2024.

On June 10, 2022, the Company entered into a 99-1 Joint Venture Agreement with Biopipe India for the purpose of commercialization of Biopipe’s technology in India and any and all activities related or incidental thereto and any other business as mutually agreed upon within the ambit of the objects of the Company as determined in the Memorandum of Association of the same. Although the Joint Venture is 99-1, the shareholders will split profits on a 99-1 basis.

F-23

NOTE 6 – FIXED ASSETS

As of November 30, 2023 and 2022, machinery and equipment had a basis of $32,889 and $32,693, respectively, and an accumulated depreciation balance of $22,541 and $21,213, respectively.

As of November 30, 2023 and 2022, Aquity plant had a basis of $364,637, respectively, and an accumulated depreciation balance of $104,182 and $91,159, respectively.

Depreciation expense for the six months ended November 30, 2023 and 2022 was $28,994 and $26,340, respectively.

NOTE 7 – INTANGIBLE ASSETS

As of November 30, 2023 and 2022 intellectual property had a basis of $75,000, and an accumulated amortization balance of $33,750 and $31,875, respectively. Amortization expense for the six months ended November 30, 2023 and 2022, was $3,750, respectively.

NOTE 8 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events through January 19, 2024, the date which the consolidated financial statements were available to be issued, and noted no material subsequent events that would require adjustment in or disclosure to these financial statements as of November 30, 2023.

47

PART III

EXHIBITS TO Offering Statement

Exhibit No.	Description

Exhibit 1A-2A	Articles of Incorporation and Amendments of the Registrant*
Exhibit 1A-2B	Bylaws of the Registrant*
Exhibit 1A-3	Amended Stock Designation for Series B Preferred Stock, dated October 24, 2017
Exhibit 1A-4	Subscription Agreement*
Exhibit 1A-4	Warrant Agreement, dated April 11, 2019*
Exhibit 1A-4	Warrant Agreement, dated February 21, 2022
Exhibit 1A-4	Warrant Agreement, dated August 1, 2022
Exhibit 1A-4	Warrant Agreement, dated October 1, 2023
Exhibit 1A-6	Settlement Agreement and Stipulation*
Exhibit 1A-6	Settlement Agreement and Stipulation*
Exhibit 1A-6	Convertible Promissory Note, dated November 7, 2018*
Exhibit 1A-6	Convertible Promissory Note, dated December 4, 2018*
Exhibit 1A-6	Convertible Promissory Note, dated February 20, 2018*
Exhibit 1A-6	Senior Convertible Note, dated December 18, 2019*
Exhibit 1A-6	Employment Agreement, Max Khan*
Exhibit 1A-6	Employment Agreement, Enus Kutluca*
Exhibit 1A-6	Amended and Restated Employment Agreement, Max Khan*
Exhibit 1A-6	Amended and Restated Employment Agreement, Enes Kutluca*
Exhibit 1A-7	Agreement and Plan of Merger*
Exhibit 1A-7	Agreement of Conveyance, Transfer and Assignment of Subsidiary and Assumption of Obligations*
Exhibit 1A-7	Share Purchase Agreement, dated April 2, 2019*
Exhibit 1A-7	Receivables & Share Purchase Agreement, dated April 2, 2019*
Exhibit 1A-7	Intellectual Property & Receivable Purchase Agreement, dated April 2, 2019*
Exhibit 1A-12	Opinion of The Doney Law Firm with consent to use

* Previously Filed

48

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ridgefield Park, State of New Jersey, on March 4, 2024.

LifeQuest World Corp.

By:	/s/ Max Khan
Max Khan
Title:	President, Chief Executive Officer, Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer, Secretary, Treasurer and Director

By:	/s/ Enes Kutluca
Enes Kutluca
Title:	Chief Operating Officer and Director

This Offering Circular has been signed below by the following persons in the capacities and on the date indicated.

By:	/s/ Max Khan
Max Khan
Title:	President, Chief Executive Officer, Principal Executive Officer, Principal Financial Officer, Principal Accounting Officer, Secretary, Treasurer and Director
Date:	March 4, 2024

By:	/s/ Enes Kutluca
Enes Kutluca
Title:	Chief Operating Officer and Director
Date:	March 4, 2024

49